                                                               Exhibit 99.(D)(3)

                                                                  EXECUTION COPY


--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                          Dated as of October 28, 2001

                                  by and among

                       CALWEST INDUSTRIAL PROPERTIES, LLC,

                           ROOSTER ACQUISITION CORP.,

                             CABOT INDUSTRIAL TRUST

                                       and

                        CABOT INDUSTRIAL PROPERTIES, L.P.


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I        THE TENDER OFFER .................................................2

      Section 1.1      The Offer ..................................................2
      Section 1.2      Company Action .............................................5

ARTICLE II       THE MERGER .......................................................7

      Section 2.1      The Merger .................................................7
      Section 2.2      Closing ....................................................8
      Section 2.3      Effective Times ............................................8
      Section 2.4      Merger Consideration .......................................8
      Section 2.5      Organizational Documents ...................................9
      Section 2.6      Officers of the Surviving Entity ...........................9
      Section 2.7      Cabot Common Share Options .................................9

ARTICLE III      EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES .................10

      Section 3.1      [Intentionally Omitted] ...................................10
      Section 3.2      Payment for Securities/Exchange of Certificates ...........10

ARTICLE IV       REPRESENTATIONS AND WARRANTIES ..................................14

      Section 4.1      Representations and Warranties of Cabot ...................14
      Section 4.2      Representations and Warranties of CalWest and
                       Rooster Acquisition Corp. .................................38

ARTICLE V        COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER ....41

      Section 5.1      Conduct of Business by Cabot and Cabot LP .................41

ARTICLE VI       ADDITIONAL COVENANTS ............................................45

      Section 6.1      Access to Information; Confidentiality ....................45
      Section 6.2      Reasonable Efforts; Notification ..........................45
      Section 6.3      Tax Treatment .............................................46
      Section 6.4      No Solicitation of Transaction. ...........................46
      Section 6.5      Public Announcements ......................................48
      Section 6.6      Employee Arrangements .....................................48
      Section 6.7      Indemnification; Directors'/Trustees' and Officers'
                       Insurance .................................................49
      Section 6.8      Assistance; Cabot LP Merger ...............................51
      Section 6.9      Tax Returns ...............................................52

ARTICLE VII      CONDITIONS PRECEDENT ............................................52

      Section 7.1      Conditions to Each Party's Obligation to Effect
                       the Merger ................................................52

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

ARTICLE VIII       TERMINATION, AMENDMENT AND WAIVER .............................54

      Section 8.1      Termination ...............................................54
      Section 8.2      Expenses ..................................................56
      Section 8.3      Effect of Termination .....................................58
      Section 8.4      Amendment .................................................58
      Section 8.5      Extension; Waiver .........................................58

ARTICLE IX         GENERAL PROVISIONS ............................................58

      Section 9.1      Nonsurvival of Representations and Warranties .............59
      Section 9.2      Notices ...................................................59
      Section 9.3      Interpretation ............................................60
      Section 9.4      Counterparts ..............................................60
      Section 9.5      Entire Agreement; No Third-Party Beneficiaries ............60
      Section 9.6      Governing Law .............................................60
      Section 9.7      Assignment ................................................60
      Section 9.8      Enforcement ...............................................60
      Section 9.9      Annex I; Exhibits; Disclosure Letter ......................61
      Section 9.10     Limitation of Liability of Shareholders, Trustees
                       and Officers of Cabot .....................................61

      Section 9.11     Jurisdiction; Venue .......................................61

      Section 9.12     Waiver of Trial by Jury ...................................61

ARTICLE X          CERTAIN DEFINITIONS ...........................................61

      Section 10.1     Certain Definitions .......................................61

ANNEXES, EXHIBITS AND SCHEDULES

Annex I  -   Conditions to the Offer

Exhibit A -  Opinion of Mayer, Brown & Platt
Exhibit B -  Parties to Shareholder Agreements
Exhibit C -  Contingent WARN Notice

Schedule 10.1(a) -  Cabot Knowledge Persons
Schedule 10.1(b) -  CalWest Knowledge Persons

                                      -ii-

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
                                                 -----------
October 28, 2001, by and among CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company ("CalWest"), ROOSTER ACQUISITION CORP., a Maryland
                           ---------
corporation, ("Rooster Acquisition Corp.", and together with CalWest and any
              ---------------------------
other Subsidiary of CalWest, the "CalWest Parties"), CABOT INDUSTRIAL TRUST, a
                                 -----------------
Maryland real estate investment trust ("Cabot"), and CABOT INDUSTRIAL
                                       -------
PROPERTIES, L.P., a Delaware limited partnership ("Cabot LP").
                                                  ----------

                                    RECITALS

         A. It is proposed that CalWest, through Rooster Acquisition Corp., will acquire all of the issued and outstanding common shares of beneficial interest, par value $.01 per share, of Cabot (the "Cabot Common Shares"), including the
                                        ---------------------
associated Preferred Share Purchase Rights (the "Rights") issued pursuant to the
                                                --------
Amended and Restated Rights Agreement, dated as of September 10, 1998, between Cabot and EquiServe Limited Partnership (as successor to BankBoston, N.A.), as Rights Agent, as amended by the Amendment to Rights Agreement (the "Cabot Rights
                                                                   -------------
Agreement"), which are not beneficially owned by the CalWest Parties.
----------

         B. It is proposed that CalWest will cause Rooster Acquisition Corp. to make a cash tender offer (as such may be amended from time to time as permitted by this Agreement, the "Offer") in compliance with Section 14(d)(1) of the
                       -------
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules
                                                 --------------
and regulations promulgated thereunder to acquire each issued and outstanding Cabot Common Share for $24.00 per share (such amount, or any greater amount per share paid pursuant to the Offer, being hereinafter referred to as the "Per
                                                                       ----
Share Amount"), net to the seller in cash, subject to reduction only for any
-------------
federal backup withholding or share transfer taxes payable by such seller, upon the terms and subject to the conditions of this Agreement, including Annex I
                                                                     -------
hereto.

         C. If Rooster Acquisition Corp. acquires the Cabot Common Shares tendered pursuant to the Offer, it is proposed that Rooster Acquisition Corp. shall merge (the "Merger") with and into Cabot with Cabot surviving in
                 --------
accordance with the Maryland General Corporation Law ("MGCL") and Title 8 of the
                                                      ------
Corporations and Associations Article of the Annotated Code of Maryland ("Title
                                                                         ------
8"), pursuant to which each outstanding Cabot Common Share shall be converted
--
into the right to receive the Per Share Amount upon the terms and subject to the conditions provided herein.

         D. The Board of Trustees of Cabot (the "Cabot Board of Trustees") has
                                                -------------------------
received the written opinion (the "Fairness Opinion") of J.P. Morgan Securities
                                  ------------------
Inc. (the "Cabot Financial Advisor") that, based on, and subject to the various
          -------------------------
assumptions and qualifications set forth in such opinion, as of the date of such opinion, the consideration to be received by holders of Cabot Common Shares pursuant to this Agreement is fair from a financial point of view to such holders (other than CalWest and its affiliates).

         E. The Cabot Board of Trustees has unanimously (i) determined that the Transaction Documents, the Offer, the Merger and the other transactions contemplated thereby, taken together, are fair to, advisable and in the best interests of Cabot and its shareholders, (ii) voted to (A) approve this Agreement and the transactions contemplated hereby, including the Merger and (B) recommend acceptance and approval by the holders of Cabot Common Shares of this Agreement, the Offer, the Merger and the other transactions contemplated thereby and by the Transaction Documents (as hereinafter defined) and that such holders tender their Cabot Common Shares in the Offer, (iii) taken all action necessary to render the Cabot Rights Agreement inapplicable to the Offer and the Merger, without any payment to the holders of the Rights, (iv) taken all action necessary to waive the application of the Ownership Limit (as hereinafter defined) to the purchase or ownership of any Cabot Common Shares acquired pursuant to the Offer, the Merger or otherwise pursuant to the Transaction Documents, and (v) taken all actions necessary to render inapplicable to each of the transactions contemplated by the Transaction Documents or exempt such transactions from the provisions of any "fair price", "moratorium", "control share" or other takeover defense or similar statute or regulation that would otherwise govern such transactions and the parties hereto, including the provisions of MGCL Title 3, Subtitles 6, 7 and Title 8.

         F. CalWest and the Board of Directors of Rooster Acquisition Corp. have each approved this Agreement, the Offer, the Merger and the other transactions contemplated hereby.

         G. Simultaneously with, and as a condition to, the execution and delivery of this Agreement, CalWest and Rooster Acquisition Corp. have received the opinion of Mayer, Brown & Platt, dated the date hereof, in the form attached hereto as Exhibit A (the "REIT Opinion").
          ---------      --------------

         H. Simultaneously with the execution and delivery of this Agreement,
(i) the trustees and executive officers of Cabot and their respective Affiliates, as identified on Exhibit B hereto, have entered into Shareholder
                             ---------
Agreements (collectively, the "Shareholder Agreements") each dated as of the
                              ------------------------
date hereof, with CalWest, Rooster Acquisition Corp., Cabot and Cabot LP, pursuant to which, among other things, such holders have agreed to tender their shares into the Offer and vote their shares in favor of the Merger, this Agreement and the other transactions contemplated hereby and thereby and, in some instances, sell their common units of limited partnership interest in Cabot LP ("LP Units") to CalWest; and (ii) certain holders of LP Units who are not
    ----------
trustees or executive officers of Cabot have entered into LP Unitholder Agreements (collectively, the "Unitholder Agreements") each dated as of the date
                              -----------------------
hereof, with CalWest, Rooster Acquisition Corp., Cabot and Cabot LP, pursuant to which, among other things, such holders have agreed to convert their LP Units into Cabot Common Shares and tender such Common Shares into the Offer.

         I. Simultaneously with the execution and delivery of this Agreement, Cabot has entered into a Share Option Agreement (the "Option Agreement"), dated
                                                     ------------------
as of the date hereof, with CalWest and Rooster Acquisition Corp.

         J. CalWest and Cabot intend that, for federal income tax purposes, the Offer and Merger shall be treated as a taxable purchase of Cabot Common Shares directly by CalWest and the existence of Rooster Acquisition Corp. shall be disregarded.

         K. Certain capitalized terms used in this Agreement are defined in
Article X.
---------

                                    AGREEMENT

         In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

                                THE TENDER OFFER
                                ----------------

Section 1.1       The Offer.
                  ---------

         (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII and subject to the conditions set forth in Annex I
                ------------
(including that none of the events or conditions set forth therein shall have occurred and be existing) (the "Tender Offer Conditions"), Rooster Acquisition
                               -------------------------
Corp. shall, and CalWest shall cause Rooster Acquisition Corp. to, commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer to purchase at the Per Share Amount all of the issued and outstanding Cabot Common Shares (including any and all Rights) as promptly as reasonably practicable, but in no event later than five (5) Business Days following the first public announcement by Rooster Acquisition Corp. and Cabot of the execution of this Agreement, and shall take the actions specified in Section 1.1(c). The obligation of Rooster
                                    --------------
Acquisition Corp. to accept for payment and pay for any Cabot Common Shares tendered pursuant to the Offer shall be subject only to the satisfaction of the Tender Offer Conditions. Cabot agrees that no Cabot Common Shares held by Cabot or any Cabot Subsidiary will be tendered pursuant to the Offer.

         (b) CalWest and Rooster Acquisition Corp. expressly reserve the right from time to time, without the consent of Cabot, to waive any Tender Offer Condition, irrevocably increase the Per Share Amount or make any other changes to the terms and conditions of the Offer; provided, however, that without the
                                          --------  -------
prior written consent of Cabot, Rooster Acquisition Corp. shall not, and CalWest shall cause Rooster Acquisition Corp. not to, (i) except as set forth in Section 1.1(e), decrease the Per Share Amount or change the form of consideration payable in the Offer, (ii) decrease the number of Cabot Common Shares sought in the Offer, (iii) modify or amend the Tender Offer Conditions or impose conditions to the Offer in addition to the Tender Offer Conditions, (iv) waive the Minimum Condition or (v) except as provided in Section 1.1(d), extend the
                                                   --------------
Offer if all of the Tender Offer Conditions are satisfied. Upon the terms and subject to the satisfaction or waiver of the conditions of the Offer and this Agreement (including the Tender Offer Conditions), Rooster Acquisition Corp. shall, and CalWest shall cause Rooster Acquisition Corp. to, accept for payment and pay for all Cabot Common Shares validly tendered and not withdrawn prior to the expiration of the Offer as promptly as possible after expiration of the Offer, unless terminated in accordance with its terms. CalWest shall provide or cause to be provided to Rooster Acquisition Corp. on a timely basis funds sufficient to accept for payment and pay for any and all Cabot Common Shares that Rooster Acquisition Corp. becomes obligated to accept for payment and pay for pursuant to the Offer. Unless required by Law (as evidenced by the legal opinion of a nationally recognized U.S. law firm reasonably acceptable to CalWest and Cabot), commencing with the consummation of the Offer until the Merger Effective Time,

Cabot, CalWest and Rooster Acquisition Corp. shall each use their respective commercially reasonable efforts to not take any action which is reasonably likely to cause Cabot to fail to qualify as a REIT for purposes of the Code.

         (c) The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") subject only to the Tender Offer Conditions. As soon as
-------------------
reasonably practicable on the date the Offer is commenced, Rooster Acquisition Corp. shall file with the Securities and Exchange Commission (the "SEC") a
                                                                  -----
Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer that will
                         -------------
comply in all material respects with the provisions of all applicable federal securities laws as to form, and will contain (including as exhibits) or incorporate by reference the Offer to Purchase, forms of the related letter of transmittal and summary advertisement and any other documents required to be filed in connection with the Offer (which documents, together with any supplements or amendments thereto, are referred to collectively herein as the "Offer Documents"), which shall be mailed to the holders of Cabot Common Shares
-----------------
and to holders of LP Units ("LP Unitholders"). Rooster Acquisition Corp. agrees
                            ----------------
to correct promptly the Schedule TO and the Offer Documents if and to the extent that they shall have become false or misleading in any material respect (and Cabot and Cabot LP, with respect to information supplied by them specifically for use in the Schedule TO or the Offer Documents, shall promptly notify Rooster Acquisition Corp. and its counsel of any required corrections of such information and shall reasonably cooperate with Rooster Acquisition Corp. with respect to correcting such information) and to supplement the Schedule TO or the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (and Cabot and Cabot LP shall supplement the information provided by them specifically for use in the Schedule TO or the Offer Documents to include any information that shall become necessary in order to make the statements therein that are based on such provided information, in light of the circumstances under which they were made, not misleading), and to take all steps necessary to cause the Schedule TO, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of Cabot Common Shares and LP Unitholders, in each case to the extent required by applicable federal securities laws. Cabot and its counsel shall be given a reasonable opportunity to review and comment on the Schedule TO and the Offer Documents before they are filed with the SEC and before they are distributed to holders of Cabot Common Shares and LP Unitholders. Rooster Acquisition Corp. shall provide Cabot and its counsel copies of any written comments and telephone notification of any oral comments that Rooster Acquisition Corp. or its counsel receive from the SEC or its staff with respect to the Schedule TO or the Offer Documents promptly after receipt of such comments. Rooster Acquisition Corp. shall use its commercially reasonable efforts to respond to such comments promptly, shall provide Cabot and its counsel with a reasonable opportunity to participate in all communications with the SEC and its staff, including meetings and telephone conferences, relating to the Schedule TO and the Offer Documents, and shall provide Cabot and its counsel copies of any written responses and telephonic notification of any verbal responses by Rooster Acquisition Corp. or its counsel.

         (d) So long as this Agreement has not been terminated in accordance with the terms hereof, and subject to the terms and conditions hereof (including the Tender Offer Conditions), the Offer shall expire at midnight, Eastern Standard Time, on the date that is twenty

(20) Business Days after the date on which the Offer is commenced; provided,
                                                                   --------
that without the consent of Cabot, Rooster Acquisition Corp. may (i) from time to time, extend the Offer, if at the scheduled expiration date of the Offer any of the Tender Offer Conditions shall not have been satisfied or waived, until such time as such Tender Offer Conditions are satisfied or waived, (ii) from time to time, extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or (iii) extend the Offer for a total of not more than five (5) Business Days beyond the initial expiration date or the latest expiration date that would otherwise be permitted under clauses (i) or (ii) of this sentence if, on such expiration date, the Cabot Common Shares validly tendered pursuant to the Offer and not withdrawn are sufficient to satisfy the Minimum Condition (as defined in Annex I) but, together with all other Cabot Common Shares owned by Rooster
-------
Acquisition Corp., are entitled to cast less than 90.0% of the votes entitled to be cast on the Merger. So long as this Agreement is in effect, the Offer has been commenced and the Tender Offer Conditions have not been satisfied or waived, Rooster Acquisition Corp. shall cause the Offer not to expire subject, however, to CalWest's right of termination under this Agreement; provided,
                                                                 --------
however, that Rooster Acquisition Corp. shall not be required to extend the
-------
Offer any time beyond (i) December 28, 2001, if the Minimum Condition is not satisfied on December 28, 2001, or any date thereafter, at CalWest's option, if the Minimum Condition continues to be unsatisfied on such date, or (ii) the date that is 120 days from the date of this Agreement. Notwithstanding the foregoing, in the event that the Tender Offer Conditions have not been satisfied as the result of the occurrence an event specified in clause (k) of Annex I, Rooster
                                                             -------
Acquisition Corp. shall be required to extend the Offer until such time (but in no event longer than thirty (30) Business Days after the date on which Rooster Acquisition Corp. first invokes such Tender Offer Condition as a reason for not consummating the Offer) as CalWest's bridge loan lender funds the Bridge Loan Commitment (as defined in Annex I); provided, further, that during such thirty
                          -------   --------  -------
(30) Business Day period, Rooster Acquisition Corp. shall use its commercially reasonable efforts, subject to any contractual restrictions binding upon CalWest or Rooster Acquisition Corp. pursuant to the Commitment Letter (as defined in Annex I), to obtain financing for the Offer and the Merger on terms
-------
substantially similar and at least as favorable as the terms of the Commitment Letter. Rooster Acquisition Corp. may, in addition, provide a "subsequent offer period" (as contemplated by Rule 14d-11 under the Exchange Act) of not less than three (3) Business Days following its acceptance for payment of Cabot Common Shares in the Offer.

         (e) The parties understand and agree that the Per Share Amount has been calculated based upon, among other things, the accuracy of the representation and warranty set forth in Section 4.1(c) and that, in the event the number of
                          --------------
outstanding Cabot Common Shares, other outstanding shares of beneficial interest of Cabot, or share equivalents of Cabot issuable upon the exercise of, or subject to, options or other agreements exceeds the amounts specifically set forth in Section 4.1(c) (including as a result of any stock split, reverse stock
         --------------
split, stock dividend, including any dividend or distribution of securities convertible into beneficial shares or share equivalents of Cabot, recapitalization, or other like change occurring after the date of this Agreement, but excluding any Cabot Common Shares or units of Cabot LP issued pursuant to the Cabot Option Plans, in accordance with, and subject to, Section
                                                                        -------
2.7), the Per Share Amount shall be appropriately adjusted. The provisions of
----
this Section 1.1(e) shall not, however, affect the representation and warranty
     --------------
set forth in Section 4.1(c).
             --------------

         Section 1.2 Company Action.

                  (a) Cabot hereby approves of and consents to the Offer and represents and warrants that the Cabot Board of Trustees at a meeting duly called and held on October 28, 2001, unanimously (A) determined that this Agreement, the Offer, the Merger and the other transactions contemplated hereby, taken together, are fair to, advisable and in the best interests of Cabot and its shareholders; (B) voted to (1) approve the Transaction Documents and the transactions contemplated thereby, including the Merger and (2) recommend acceptance and approval by the holders of Cabot Common Shares of this Agreement, the Offer, the Merger, the Transaction Documents and the other transactions contemplated hereby or thereby and that such holders tender their Cabot Common Shares in the Offer; (C) took all other action necessary to render the Cabot Rights Agreement inapplicable to the Offer and the Merger, without any payment to the holders of the Rights; (D) took all action necessary to waive the application of the ownership limit (the "Ownership Limit") set forth in the
                                        -----------------
Cabot Charter (as hereinafter defined) to the purchase or ownership of any Cabot Common Shares acquired pursuant to the Offer, the Merger, or otherwise pursuant to the Transaction Documents; and (E) took all actions necessary to render inapplicable to each of the transactions contemplated by the Transaction Documents or exempt such transactions from the provisions of any "fair price", "moratorium", "control share acquisition" or other takeover defense or similar statute or regulation that would otherwise govern such transactions and the parties hereto, including the provisions of the Takeover Statutes (as hereinafter defined). Subject to the terms of this Agreement, Cabot consents to the inclusion of such recommendations and approvals in the Offer Documents. Cabot hereby represents and warrants that the Cabot Financial Advisor has delivered to the Cabot Board of Trustees its written Fairness Opinion that, subject to the various assumptions and qualifications set forth therein, as of the date of such opinion, the consideration to be received by holders of Cabot Common Shares pursuant to this Agreement, the Offer and the Merger is fair from a financial point of view to such holders (other than CalWest and its affiliates). Cabot has been authorized by the Cabot Financial Advisor to permit, subject to the prior review and consent of the Cabot Financial Advisor and its counsel (such consent not to be unreasonably withheld) (i) the inclusion of the Fairness Opinion in the Schedule 14D-9 (as hereinafter defined) and the Proxy Statement (as hereinafter defined) and (ii) references to the identity of the Cabot Financial Advisor and to the Fairness Opinion's substance and conclusions in the Offer Documents. Cabot represents and warrants that it has been advised by each of its Trustees and executive officers that they intend to tender all Cabot Common Shares beneficially owned by them to Rooster Acquisition Corp. pursuant to the Offer.

                  (b) Cabot hereby agrees to file with the SEC, on the day of the filing by CalWest and Rooster Acquisition Corp. of the Schedule TO with respect to the Offer, a Tender Offer Solicitation/Recommendation Statement on
Schedule 14D-9 (together with any and all amendments, supplements and exhibits thereto, the "Schedule 14D-9") that will (i) comply in all material respects as
             ----------------
to form with the provisions of all applicable federal securities laws, (ii) reflect the recommendations and actions of the Cabot Board of Trustees referred to in Section 1.2(a) and (iii) include the Fairness Opinion, in each case
      --------------
subject to the terms of this Agreement. Cabot agrees to include such Schedule 14D-9 in the mailing of the Offer Documents by Rooster Acquisition Corp. to the holders of Cabot Common Shares promptly after the commencement of the Offer. Cabot agrees promptly to correct the Schedule 14D-9 if and to the extent that it shall become false or misleading in any material respect (and CalWest and Rooster Acquisition Corp., with respect to information supplied by them specifically for use in the
Schedule 14D-9, shall promptly notify Cabot and its counsel of any required corrections of such information and shall reasonably cooperate with Cabot with respect to correcting such information) and to supplement the information contained in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (and CalWest and Rooster Acquisition Corp. shall supplement the information provided by them specifically for use in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein that are based on such provided information, in light of the circumstances under which they were made, not misleading), and Cabot shall take all steps necessary to cause the Schedule 14D-9, as so corrected or supplemented, to be filed with the SEC and disseminated to the holders of Cabot Common Shares, to the extent required by applicable federal securities laws. CalWest and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC or disseminated to the holders of Cabot Common Shares. Cabot shall provide CalWest and its counsel copies of any written comments and telephone notification of any oral comments that Cabot or its counsel receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments. Cabot shall use its commercially reasonable efforts to respond to such comments promptly, shall provide CalWest and its counsel with a reasonable opportunity to participate in all communications with the SEC and its staff, including meetings and telephone conferences, relating to the Schedule 14D-9, and shall provide CalWest and its counsel copies of any written responses and telephonic notification of any verbal responses by Cabot or its counsel.

                  (c) In connection with the Offer, Cabot shall promptly, or cause its transfer agent to promptly, following execution of this Agreement furnish Rooster Acquisition Corp. with mailing labels containing the names and addressees of all record holders of Cabot Common Shares, a non-objecting beneficial owners list and security position listings of Cabot Common Shares held in stock depositories, each as of a recent date, and shall promptly furnish Rooster Acquisition Corp. with such additional information, including updated lists of shareholders and LP Unitholders, mailing labels and security position listings for the holders of Cabot Common Shares and LP Unitholders, and such other information and assistance as Rooster Acquisition Corp. or its agents may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of Cabot Common Shares and LP Units. Subject to the requirements of applicable Law, and except for such steps as are appropriate to disseminate the Offer Documents and any other documents necessary to consummate the Merger, CalWest and Rooster Acquisition Corp. and their Affiliates, associates, agents and advisors shall hold in confidence and use only in connection with the Offer, and the Merger the information contained in any such labels, listings and files, and, if this Agreement shall be terminated, will promptly deliver to Cabot all copies of such information then in their possession.

                  (d) Promptly upon the acceptance for payment and payment for Cabot Common Shares by Rooster Acquisition Corp. pursuant to the Offer (including upon acceptance for payment and payment for Cabot Common Shares pursuant to the Offer during the subsequent offering period, if any), Rooster Acquisition Corp. shall be entitled to designate up to such number of trustees, rounded up to the nearest whole number, on the Cabot Board of Trustees as will give Rooster Acquisition Corp., subject to compliance with Section 14(f) of the Exchange Act, representation on the Cabot Board of Trustees equal to the product of the number of trustees on the Cabot Board of Trustees (giving effect to any increase in the number of trustees pursuant to this Section 1.2(d)) multiplied by a fraction the numerator of which shall be the number of Cabot Common Shares beneficially owned by CalWest, Rooster Acquisition Corp. and their Affiliates and the denominator of which shall be the total number of Cabot Common Shares outstanding at such time. At such time, Cabot shall also cause, if requested by Rooster Acquisition Corp.,
(i) each committee of the Cabot Board of Trustees, (ii) the board of directors of each of Cabot's Subsidiaries and (iii) each committee of each such Subsidiary board to include individuals designated by Rooster Acquisition Corp. constituting up to the same percentage of each such committee or board as Rooster Acquisition Corp. designees constitute on the Cabot Board of Trustees. Cabot shall, upon request by Rooster Acquisition Corp., promptly take all actions necessary to cause the Rooster Acquisition Corp.'s designees to be elected to the Cabot Board of Trustees in accordance with the terms of this
Section 1.2(d), including by increasing the size of the Cabot Board of Trustees and/or, at Cabot's election, securing the resignations of such number of trustees as is necessary to enable the designees of Rooster Acquisition Corp. to be elected to the Cabot Board of Trustees in accordance with the terms of this
Section 1.2(d). In the event that designees of Rooster Acquisition Corp. are elected to the Cabot Board of Trustees, until the Merger Effective Time, those continuing members of the Cabot Board of Trustees who are not designees, Affiliates or associates (within the meaning of the federal securities laws) of Rooster Acquisition Corp. shall be deemed the "Independent Trustees" for purposes of the provisions of this Agreement. Subject to applicable law, Cabot shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1.2(d) and shall include in the Schedule 14D-9 mailed to holders of Cabot Common Shares promptly after the commencement of the Offer (or an amendment thereto or an information statement pursuant to Rule 14f-1 if Rooster Acquisition Corp. has not theretofore designated trustees or timely provided the requisite information) such information with respect to Cabot and its officers and trustees as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.2(d). Rooster Acquisition Corp. will promptly supply Cabot and be solely responsible for any information with respect to itself and its nominees, officers, trustees and Affiliates required by Section 14(f) and Rule 14f-1. Notwithstanding anything in this Agreement to the contrary, following the time trustees designated by Rooster Acquisition Corp. are elected to the Cabot Board of Trustees and prior to the Merger Effective Time, the affirmative vote of a majority of the Independent Trustees shall be required to (i) amend or terminate this Agreement on behalf of Cabot, (ii) exercise or waive any of Cabot's rights or remedies hereunder, (iii) extend the time for performance of obligations of Rooster Acquisition Corp. hereunder, (iv) take any other action by Cabot in connection with this Agreement required to be taken by the Cabot Board of Trustees, or (v) take any action taken by Cabot in connection with the transactions contemplated by this Agreement, and such affirmative majority vote shall be sufficient to take any such action.

                                   ARTICLE II

                                   THE MERGER
                                   ----------

         Section 2.1 The Merger.
                     ----------

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Merger Effective Time (as defined in Section 2.3),
                                                            -----------
Rooster Acquisition Corp. shall be merged with and into Cabot in accordance with the MGCL and Title 8 and the Articles of Merger and the separate corporate existence of Rooster Acquisition Corp. shall cease and Cabot shall continue as the Surviving Entity (in such capacity, the "Surviving Entity"). Notwithstanding
                                            ------------------
any other provision of this Agreement, neither CalWest nor Rooster Acquisition Corp. shall be obligated to effectuate the Merger unless the Offer shall have been consummated and in accordance therewith Rooster Acquisition Corp. shall have acquired that number of Cabot Common Shares at least equal to the Minimum Condition.

                  (b) The Merger shall have the effects set forth in the MGCL and Title 8. Accordingly, from and after the Merger Effective Time, the Surviving Entity shall have all the properties, rights, privileges, purposes and powers and debts, duties and Liabilities of Cabot.

         Section 2.2 Closing. The closing of the Merger (the "Closing") will
                     -------                                 ---------
take place at 10:00 a.m. Eastern Standard Time as promptly as practicable but in no event later than the third (3rd) Business Day after the satisfaction or waiver of the conditions (other than those conditions that by their nature are to be satisfied at Closing, but subject to the fulfillment or waiver of those conditions) set forth in Article VII (the "Closing Date"), at the offices of
                         -----------      --------------
Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York, unless another date or place is agreed to in writing by the parties.

         Section 2.3 Effective Time. On the Closing Date, Cabot and Rooster
                     --------------
Acquisition Corp. shall execute and file the Articles of Merger in accordance with, and shall make all other filings or recordings and take all such other action required with respect to the Merger under, the MGCL and Title 8. Unless Cabot and CalWest agree otherwise, the Merger shall become effective when the Articles of Merger have been accepted for record by the Maryland Department or at such other time specified in the Articles of Merger (the "Merger Effective
                                                            -----------------
Time"), it being understood that the parties shall cause the Merger Effective
-----
Time to occur as soon as practicable after the Closing.

         Section 2.4 Merger Consideration.
                     --------------------

                  (a) At the Merger Effective Time, by virtue of the Merger and without any further action on the part of Rooster Acquisition Corp., Cabot or the Cabot Common Shareholders, each Cabot Common Share issued and outstanding immediately prior to the Merger Effective Time (other than any Cabot Common Shares that are owned by the CalWest Parties, which Cabot Common Shares shall be cancelled as provided below) shall be converted into the right to receive the greater of the Per Share Amount, or any higher price paid per Cabot Common Share in the Offer, in cash, without interest thereon (the "Merger Consideration"),
                                                     ----------------------
upon surrender of the Certificate (as defined in Section 3.2(b)) formerly
                                                 --------------
evidencing such share.

All such Cabot Common Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon the surrender of such Certificates in accordance with Section 3.2, without interest.
                                -----------

                  (b) At the Merger Effective Time, by virtue of the Merger and without any further action on the part of Rooster Acquisition Corp., Cabot or the Cabot Common Shareholders:

                  (i) Each Cabot Common Share issued and outstanding immediately prior to the Merger Effective Time that is owned by the CalWest Parties shall automatically be canceled and retired and shall cease to exist, each holder of a Certificate evidencing any such shares shall cease to have any rights with respect thereto, and no payment, distribution or other consideration shall be made with respect thereto; and

                  (ii) Each share of common stock, par value $1.00 per share, of
                       Rooster Acquisition Corp. issued and outstanding immediately prior to the Merger Effective Time shall be converted into and become one validly issued, fully paid and nonassessable common share of beneficial interest, par value $.01 per share, of the Surviving Entity and shall constitute the only outstanding common shares of beneficial interest of the Surviving Entity.

         Section 2.5 Organizational Documents. The Amended and Restated
                     ------------------------
Declaration of Trust of Cabot shall continue to be the Declaration of Trust of the Surviving Entity following the Merger Effective Time until further amended in accordance with Title 8, and the Bylaws of Cabot shall continue to be the Bylaws of the Surviving Entity following the Merger until further amended in accordance with Title 8.

         Section 2.6 Officers of the Surviving Entity. From and after the Merger
                     --------------------------------
Effective Time, the officers of Rooster Acquisition Corp. shall be the officers of the Surviving Entity, and such officers shall serve until their successors have been duly elected or appointed (in the case of officers) and qualified, or until their death, resignation or removal from office in accordance with the Surviving Entity's organizational documents.

         Section 2.7 Cabot Common Share Options.
                     --------------------------

                  (a) At the Merger Effective Time, each outstanding option (including dividend equivalent units ("DEUs")) (collectively, the "Cabot
                                      ------                      ------
Options") to purchase Cabot Common Shares or LP Units granted under the Cabot
--------
Long Term Incentive Plan (the "LTIP") and the Cabot 1999 Long Term Incentive Plan (the "1999 LTIP"; together with the LTIP, the "Cabot Option Plans"),
          -----------                              --------------------
whether or not then vested or exercisable, shall be cancelled and of no further force and effect and the holder of any such option shall be entitled to receive, from and after the Merger Effective Time, an amount in cash equal to the product of (i) the number of Cabot Common Shares or LP Units provided for in such Cabot Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share or unit provided for in such Cabot Option, which cash payment shall be treated as compensation and shall be net of any applicable

Tax. Notwithstanding the foregoing, if the exercise price per share provided for in any Cabot Option exceeds the Merger Consideration, no cash shall be paid with regard to such Cabot Option to the holder of such Cabot Option. Prior to the Merger Effective Time, CalWest and Cabot shall establish a procedure to effect the surrender of Cabot Options contemplated by this Section 2.7(a).
                                                    --------------

                  (b) Each of Cabot and Cabot LP covenants that the Cabot Option Plans shall terminate as of the Merger Effective Time and all awards issued under such Cabot Option Plans shall be terminated and the provisions in any other plan, program, arrangement or agreement providing for the issuance or grant of any other interest in respect of the equity interests of Cabot or any of the Cabot Subsidiaries (including, without limitation, Cabot LP) shall be of no further force or effect and shall be deemed to be terminated as of the Merger Effective Time and no holder of a Cabot Option or any participant in any Cabot Option Plan shall have any right thereunder to (i) acquire any securities of Cabot, Cabot LP, the Surviving Entity or any Subsidiary thereof, or (ii) receive any additional payment or benefit with respect to any award previously granted under the Cabot Option Plans.

         Section 2.8 Termination of DRIP. Cabot shall terminate Cabot's 1999
                     -------------------
Dividend Reinvestment and Share Purchase Plan (the "DRIP"), effective prior to
                                                   ------
the Merger Effective Time, and ensure that no purchase or other rights under the DRIP enable the purchaser or holder of such rights to acquire any interest in the Surviving Entity, CalWest or any CalWest Subsidiary, including Rooster Acquisition Corp., as a result of such purchase or the exercise of such rights at or after the Merger Effective Time.

                                  ARTICLE III

                 EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES
                 -----------------------------------------------

         Section 3.1 [Intentionally omitted.]

         Section 3.2 Payment for Securities/Exchange of Certificates.
                     -----------------------------------------------

                  (a) Paying Agent. At the Merger Effective Time, CalWest shall
                      ------------
deposit or cause to be deposited with a bank or trust company designated by CalWest and reasonably acceptable to Cabot (the "Paying Agent"), for the benefit
                                                --------------
of the holders of Cabot Common Shares and for payment in accordance with this
Article III, through the Paying Agent, cash in an amount sufficient to pay the
-----------
aggregate amount of the Merger Consideration (such cash being hereinafter referred to as the "Payment Fund"), payable pursuant to Section 2.3 in exchange
                   --------------                       -----------
for outstanding Cabot Common Shares. Any income from investment of such Payment Fund will be payable solely to CalWest.

                  (b) Exchange Procedures.
                      -------------------

                           (i) Within five (5) Business Days after the Merger
                  Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Merger Effective Time, evidenced outstanding

                  Cabot Common Shares (each, a "Certificate"), which holder's
                                               -------------
                  Cabot Common Shares were converted into the right to receive the Merger Consideration as set forth in Section 2.4: (A) a
                                                           -----------
                  letter of transmittal (a "Letter of Transmittal") which shall
                                           -----------------------
                  specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as the Surviving Entity may reasonably specify; and (B) instructions for use in effecting the surrender of the Certificates in exchange for the applicable Merger Consideration.

                           (ii) Upon surrender of a Certificate for cancellation
                  to the Paying Agent, together with a Letter of Transmittal, duly executed, and any other documents reasonably required by the Paying Agent or the Surviving Entity, (A) the holder of such Certificate shall be entitled to receive in exchange therefor the applicable amount of the Merger Consideration, payable by check, which such holder has the right to receive pursuant to the provisions of Section 2.4; and (B) the
                                                -----------
                  Certificate so surrendered shall forthwith be canceled. Until so surrendered, each such Certificate shall represent the right to receive the aggregate Merger Consideration relating thereto.

                           (iii) In the event of a transfer of ownership of
                  Cabot Common Shares which is not registered in the transfer records of Cabot, the appropriate amount of the Merger Consideration may be paid to a transferee if the Certificate representing such Cabot Common Shares is presented to the Paying Agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and to evidence that any applicable Taxes have been paid. Until surrendered as contemplated by this Section 3.2, each such Certificate shall
                                       -----------
                  be deemed at any time after the Merger Effective Time to represent only the right to receive upon such surrender the appropriate amount of the applicable Merger Consideration.

                  (c) Tax Characterization. CalWest and Cabot intend that, for
                      --------------------
federal income tax purposes, the portions of the transactions contemplated hereby constituting the Offer and Merger shall be treated as a taxable purchase of Cabot's Common Shares directly by CalWest and that the existence of Rooster Acquisition Corp. shall be disregarded.

                  (d) No Further Ownership Rights. All Merger Consideration paid
                      ---------------------------
upon the surrender for exchange of the Certificates representing Cabot Common Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Cabot Common Shares and, after the Merger Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Entity, of the Cabot Common Shares that were outstanding immediately prior to the Merger Effective Time. If, after the Merger Effective Time, Certificates are presented to the Surviving Entity, for any reason, they shall be canceled and exchanged as provided in this
Article III.
-----------

                  (e) Termination of Payment Fund. Any portion of the Payment
                      ---------------------------
Fund (including any interest and other income received with respect thereto) that remains undistributed to the former Cabot Common Shareholders on the date 180 days after the Merger Effective Time shall be delivered to the Surviving Entity upon demand, and any former Cabot Common Shareholders who have not theretofore received any applicable Merger Consideration to which they are entitled under this Article
                                                                      -------
III, shall thereafter look only to the Surviving Entity for payment of their
---
claims with respect thereto and only as general creditors thereof.

                  (f) No Liability. None of CalWest, the Surviving Entity or
                      ------------
Rooster Acquisition Corp. shall be liable to any holder of Cabot Common Shares for any part of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any federal, state or local government or any court, regulatory or administrative agency or commission, governmental arbitrator or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), shall, to the
                                        ---------------------
extent permitted by applicable Law, become the property of the Surviving Entity free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

                  (g) Lost, Stolen or Destroyed Certificates. If any Certificate
                      --------------------------------------
shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by CalWest or the Surviving Entity, the posting by such Person of a bond in such reasonable amount as CalWest or the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the appropriate amount of the Merger Consideration.

                  (h) Withholding of Tax. CalWest, the Surviving Entity or the
                      ------------------
Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Cabot Common Shares or any LP Unitholder such amount as CalWest, the Surviving Entity, any Affiliate of the Surviving Entity or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Entity or the Paying Agent, such withheld amounts shall be (i) paid over to the applicable Governmental Entity in accordance with applicable Law and (ii) treated for all purposes of this Agreement as having been paid to the former holder of a Certificate in respect of which such deduction and withholding was made by the Surviving Entity or the Paying Agent.

                  (i) No Dissenters' Rights. No dissenters' or appraisal rights
                      ---------------------
shall be available with respect to the Merger or the other transactions contemplated hereby; provided, that the requirements of Section 3-202(c) of the MGCL have been complied with.

                  (j) Shareholders' Meeting.
                      ---------------------

                           (i) If required by applicable law to consummate the
Merger, Cabot, acting through the Cabot Board of Trustees, shall, in accordance with the Cabot Charter, Cabot By-Laws and applicable Law and provided that this Agreement shall not have been terminated:

                           (A) duly call, give notice of, convene and hold a
                  special meeting of the holders of Cabot Common Shares (the "Cabot Common Shareholder Meeting") as promptly as practicable
                  ----------------------------------
                  following the acceptance for payment and payment for Cabot Common Shares by Rooster Acquisition Corp. pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

                           (B) as promptly as practicable, prepare and file with
                  the SEC a preliminary proxy statement or information statement relating to the Merger and this Agreement and use its commercially reasonable efforts, subject to the terms of this Agreement, (1) to obtain and furnish the information required to be included by the SEC in the proxy statement or information statement and, after consultation with CalWest, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement or information statement and cause a definitive proxy statement (the "Proxy Statement")
                                                              -----------------
                  or information statement, including any amendment or supplement thereto, to be mailed to its shareholders; provided, that no amendment or supplement to the Proxy
                  --------
                  Statement or information statement will be made by Cabot without consultation with CalWest and its counsel and (2) to obtain the necessary approvals of the Merger and this Agreement by its shareholders; and

                           (C) subject to the terms of this Agreement, include
                  in the Proxy Statement or information statement (i) the recommendation of the Cabot Board of Trustees that shareholders of Cabot vote in favor of the approval of the Merger and this Agreement and (ii) the Fairness Opinion.

                           (ii) The CalWest Parties shall vote, or cause to be
voted, as the case may be, all of the Cabot Common Shares purchased in the Offer or otherwise acquired or owned by such parties in favor of the approval of the Merger and this Agreement.

                  (k) Merger Without Meeting of Shareholders. Notwithstanding
                      --------------------------------------
Section 3.2(j), if the CalWest Parties shall own, in the aggregate, Cabot Common
--------------
Shares entitled to cast at least 90.0% of all the votes entitled to be cast on the Merger, pursuant to the Offer or otherwise (including pursuant to the Option Agreement), the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after acceptance for payment of and payment for the Cabot Common Shares by Rooster Acquisition Corp. pursuant to the Offer without a meeting of shareholders of Cabot, in accordance with Section 3-106 of the MGCL, including providing notice, as promptly as practicable, of the Merger to each shareholder of record of Cabot in accordance with Section 3-106(d) of the MGCL.

                  (l) Additional Actions. If, at any time after the Merger
                      ------------------
Effective Time, CalWest shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other documents, actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Rooster Acquisition Corp. its right, title or interest in, to or under any of the rights, properties or assets of CalWest and Rooster Acquisition Corp., Cabot or Cabot LP, or otherwise to carry out this Agreement, the officers of Rooster Acquisition Corp. shall be authorized to execute and deliver, in the name and on behalf of CalWest, Rooster Acquisition Corp., Cabot or Cabot LP, all such deeds, bills of sale, assignments, assurances and other documents and to take and do, in the name and on behalf of CalWest, Rooster Acquisition Corp., Cabot or Cabot LP, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Rooster Acquisition Corp. or otherwise to carry out this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Section 4.1 Representations and Warranties of Cabot. Cabot and Cabot LP
                     ---------------------------------------
represent and warrant to CalWest and Rooster Acquisition Corp. as follows:

                  (a) Organization, Standing and Trust Power of Cabot. Cabot is
                      -----------------------------------------------
         a real estate investment trust duly organized, validly existing and in good standing under the Laws of the State of Maryland and has all of the requisite trust power, authority and all necessary government approvals or licenses to own, lease, operate its properties, and to carry on its business as now being conducted. Cabot is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, will not constitute a Cabot Material Adverse Effect. Cabot has heretofore made available to CalWest complete and correct copies of Cabot's declaration of trust, as amended through the date hereof (the "Cabot Charter"), and by-laws, as amended through
                              ---------------
         the date hereof (the "Cabot By-laws"). The Cabot Charter and the Cabot
                              ---------------
         By-laws are each in full force and effect. Each jurisdiction in which Cabot is qualified or licensed to do business and each assumed name under which it conducts business in any jurisdiction are identified in
         Section 4.1(a) of the disclosure letter, dated the date hereof and delivered to CalWest in connection with the execution and delivery of this Agreement (the "Cabot Disclosure Letter").
                             -------------------------

                  (b) Cabot Subsidiaries; Interests in Other Persons. (i) Each
                      ----------------------------------------------
         Cabot Subsidiary that is a corporation is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all of the requisite corporate power and authority and all necessary government approvals and licenses to own, lease, operate its properties, and to carry on its business as now being conducted, except where the failure to have such approvals or licenses would not, individually or in the aggregate, constitute a Cabot Material Adverse Effect. Each Cabot Subsidiary, including Cabot LP, that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power and authority and all necessary government approvals and licenses to own, lease, operate its properties, and to carry on its business as now being conducted, except where the failure to have such approvals or licenses would not, individually or in the aggregate, constitute a Cabot Material Adverse Effect. Each Cabot Subsidiary, including Cabot LP, is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, constitute a Cabot Material Adverse Effect. All outstanding shares of stock of each Cabot Subsidiary that is a corporation have been duly authorized, are validly issued, fully paid and nonassessable, and are not subject to any preemptive rights and are owned by Cabot and/or another Cabot Subsidiary, except as disclosed in Section 4.1(b)(i) of the Cabot Disclosure Letter, and are so owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). All
                                                                    -----
         equity interests in each Cabot Subsidiary, including Cabot LP, that is a partnership, limited liability company, trust or other entity have been duly authorized and are validly issued and are owned by Cabot and/or another Cabot Subsidiary, except as disclosed in
         Section 4.1(b)(i) of the Cabot Disclosure Letter, and are so owned free and clear of all Liens. Except as set forth in Section 4.1(b)(i) or
         Section 4.1(c)(i)(D) of the Cabot Disclosure Letter, there are no outstanding options, warrants or other rights to acquire ownership interests from any Cabot Subsidiary. Cabot has heretofore made available to CalWest complete and correct copies of the charter, by-laws or other organizational documents of each of the Cabot Subsidiaries, each as amended to the date hereof and each as in full force and effect. Section 4.1(b)(i) of the Cabot Disclosure Letter sets forth (A) all Cabot Subsidiaries and their respective jurisdictions of incorporation or organization, (B) each owner and the respective amount of such owner's equity interest in each Cabot Subsidiary and (C) a list of each jurisdiction in which each Cabot Subsidiary is qualified or licensed to do business and each assumed name under which each such Cabot Subsidiary conducts business in any jurisdiction.

                           (ii) Except for the stock of, or other equity
                  interests in, the Cabot Subsidiaries, and the other interests disclosed in Section 4.1(b)(ii) of the Cabot Disclosure Letter (the "Cabot Other Interests"), neither Cabot nor any of the
                       -----------------------
                  Cabot Subsidiaries owns any stock or other ownership or equity interest in any Person. Neither Cabot nor any Cabot Subsidiary has violated any provision of any organizational documents governing or otherwise relating to its rights in any Cabot Other Interest that constitutes a Cabot Material Adverse Effect.

                  (c) Capital Structure.
                      -----------------

                           (i) Shares
                               ------

                                    (A) The authorized shares of beneficial
                           interest of Cabot consist of (1) 140,900,000 Common Shares, (2) 1,000,000 Series A Junior Participating Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Junior Participating Preferred
                                                -------------------------------
                           Shares"), (3) 1,300,000 8.625% Series B Cumulative
                           -------
                           Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series B Preferred
                                                          -------------------
                           Shares"), (4) 2,600,000 8.625% Series C Cumulative
                           -------
                           Redeemable Preferred Shares of Beneficial

                           Interest, par value $0.01 per share (the "Series C
                                                                    ---------
                           Preferred Shares"), (5) 200,000 8.375% Series D
                           -----------------
                           Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series D
                                                                    ---------
                           Preferred Shares"), (6) 200,000 8.375% Series E
                           -----------------
                           Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series E
                                                                    ---------
                           Preferred Shares"), (7) 1,800,000 8.5% Series F
                           -----------------
                           Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series F
                                                                    ---------
                           Preferred Shares"), (8) 600,000 8.875% Series G
                           -----------------
                           Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series G
                                                                    ---------
                           Preferred Shares"), and (9) 1,400,000 8.95% Series H
                           -----------------
                           Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series H
                                                                    ---------
                           Preferred Shares"; together with the Series B
                           -----------------
                           Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares and Series G Preferred Shares, the "Preferred Shares").
                           ------------------

                                    (B) As of the date of this Agreement, (1)
                           41,246,584 Common Shares are issued and outstanding and (2) no Junior Participating Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares or Series H Preferred Shares are issued and outstanding.

                                    (C) As of the date of this Agreement, (1)
                           5,738,454 Common Shares are reserved for issuance upon exercise of outstanding Cabot Options (including
                           DEUs) and 623,335 Common Shares are reserved for issuance under the Cabot Option Plans, (2) 2,426,255 Common Shares are reserved for issuance upon exchange of LP Units (as defined below) for Cabot Common Shares pursuant to the Second Amended and Restated Agreement of Limited Partnership of Cabot LP (the "Cabot LP Agreement"), (3) 1,500,000 Common Shares
                           --------------------
                           are reserved for issuance pursuant to the 1999 Dividend Reinvestment and Share Purchase Plan and (4) 750,000 Common Shares are reserved for issuance upon the exercise of a Common Share Purchase Warrant dated September 5, 2000, (5) 1,300,000 Series B Preferred Shares are reserved for issuance upon conversion of the Series B Preferred Units (defined below), (6) 2,600,000 Series C Preferred Shares are reserved for issuance upon conversion of the Series C Preferred Units (defined below), (7) 200,000 Series D Preferred Shares are reserved for issuance upon conversion of the Series D Preferred Units (defined below), (8) 200,000 Series E Preferred Shares are reserved for issuance upon conversion of the Series E Preferred Units (defined below), (9) 1,800,000 Series F Preferred Shares are reserved for issuance upon conversion of the Series F Preferred Units (defined below), (10) 600,000 Series G Preferred Shares are reserved for issuance upon conversion of the Series G Preferred Units (defined below), and (11) 1,400,000 Series H Preferred Shares are reserved for issuance upon conversion of the Series H Preferred Units (defined below).

                                    (D) Except as set forth in this Section
                                                                    -------
                           4.1(c) or in Section 4.1(c)(i)(D) of the Cabot
                           ------
                           Disclosure Letter, there are issued and outstanding or reserved for issuance: (1) no shares, Voting Debt or other equity securities of Cabot; (2) no restricted Cabot Common Shares, performance share awards or DEUs relating to the equity interests of Cabot or Cabot LP, (3) no securities of Cabot or any Cabot Subsidiary or securities or assets of any other entity convertible into or exchangeable for shares, Voting Debt or other equity securities of Cabot or any Cabot Subsidiary; and (4) no subscriptions, options, warrants, conversion rights, stock appreciation rights, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which Cabot or any Cabot Subsidiary is a party or by which it is bound in any case obligating Cabot or any Cabot Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares, Voting Debt or other equity securities of Cabot or of any Cabot Subsidiary, or obligating Cabot or any Cabot Subsidiary to grant, extend or enter into any such subscription, option, warrant, conversion right, share appreciation right, call, right, commitment, arrangement or agreement. All outstanding shares of Cabot are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

                                    (E) Except as set forth in Section
                           4.1(c)(i)(E) of the Cabot Disclosure Letter, all dividends or distributions on securities of Cabot or any Cabot Subsidiary that have been declared or authorized prior to the date of this Agreement have been paid in full.

                           (ii) Partnership Units
                                -----------------

                                    (A) As of the date of this Agreement, (1)
                           41,246,584 units of general partner interest in Cabot LP (the "GP Units"), (2) 2,426,255 LP Units, (3)
                                   ----------
                           1,300,000 8.625% Series B Cumulative Redeemable Preferred Units (the "Series B Preferred Units"), (4)
                                                --------------------------
                           2,600,000 8.625% Series C Cumulative Redeemable Preferred Units (the "Series C Preferred Units"), (5)
                                                --------------------------
                           200,000 8.375% Series D Cumulative Redeemable Preferred Units (the "Series D Preferred Units"), (6)
                                                --------------------------
                           200,000 8.375% Series E Cumulative Redeemable Preferred Units (the "Series E Preferred Units"), (7)
                                                --------------------------
                           1,800,000 8.5% Series F Cumulative Redeemable Preferred Units (the "Series F Preferred Units"), (8)
                                                --------------------------
                           600,000 8.875% Series G Cumulative Redeemable Preferred Units (the "Series G Preferred Units"), and
                                                --------------------------
                           (9) 1,400,000 8.95% Series H Cumulative Redeemable Preferred Units (the "Series H Preferred Units";
                                                --------------------------
                           together with the Series B Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred

                           Units, Series F Preferred Units and Series G
                           Preferred Units, the "Preferred Units") are validly
                                                 ---------------
                           issued and outstanding, are not subject to preemptive rights and any capital contributions required to be made by the holders thereof have been made.

                                    (B) Cabot is the sole general partner of
                           Cabot LP and as of the date of this Agreement holds 41,246,584 GP Units, representing 100% of the outstanding GP Units in Cabot LP. Section 4.1(c)(ii)(B) of the Cabot Disclosure Letter sets forth the name, number and class of GP Units, LP Units and Preferred Units held by each partner in Cabot LP. Except as disclosed in Section 4.1(c)(ii)(B) of the Cabot Disclosure Letter, all holders of LP Unitholders have executed and delivered to CalWest and Rooster Acquisition Corp. Shareholder Agreements.

                                    (C) Each LP Unit may, under certain
                           circumstances and subject to certain conditions set forth in the Cabot LP Agreement, be converted to Cabot Common Shares on a one-for-one basis. The holders of Series B Preferred Units have the right, under certain circumstances, to exchange such units for Series B Preferred Shares on a one-for-one basis pursuant to the terms of the Series B Preferred Units. The holders of Series C Preferred Units have the right, under certain circumstances, to exchange such units for Series C Preferred Shares on a one-for-one basis pursuant to the terms of the Series C Preferred Units. The holders of the Series D Preferred Units have the right, under certain circumstances, to exchange such units for Series D Preferred Shares on a one-for-one basis pursuant to the terms of the Series D Preferred Units. The holders of Series E Preferred Units have the right, under certain circumstances, to exchange such units for Series E Preferred Shares on a one-for-one basis pursuant to the terms of the Series E Preferred Units. The holders of Series F Preferred Units have the right, under certain circumstances, to exchange such units for Series F Preferred Shares on a one-for-one basis pursuant to the terms of the Series F Preferred Units. The holders of Series G Preferred Units have the right, under certain circumstances, to exchange such units for Series G Preferred Shares on a one-for-one basis pursuant to the terms of the Series G Preferred Units. The holders of Series H Preferred Units have the right, under certain circumstances, to exchange such units for Series H Preferred Shares on a one-for-one basis pursuant to the terms of the Series H Preferred Units. As of the date of this Agreement, no notice has been received by Cabot or Cabot LP of the exercise of any of the rights set forth in this paragraph (C), which are not reflected in this Section 4.1(c).
                                             --------------

                           (iii) Miscellaneous
                                 -------------

                                    (A) Except for the Transaction Documents and
                           except as set forth in Section 4.1(c)(iii)(A) or
                           Section 4.1(c)(iii)(B) of the Cabot Disclosure Letter, there are not any (i) shareholder agreements, voting trusts, proxies or other agreements or understandings relating to the voting of any shares of Cabot or partnership interests in Cabot LP or any ownership interests in any Cabot Subsidiary or (ii) agreements or understandings relating to the sale or transfer (including agreements imposing transfer restrictions) of any shares of Cabot or any ownership interests in any Cabot Subsidiary, to which Cabot or any Cabot Subsidiary is a party or by which it is bound. Except as set forth in Section 4.1(c)(iii)(A) of the Cabot Disclosure Letter, there are no restrictions on Cabot's ability to vote the equity interests of any of the Cabot Subsidiaries.

                                    (B) Except as set forth in Section
                           4.1(c)(iii)(B) of the Cabot Disclosure Letter, no holder of securities in Cabot or any Cabot Subsidiary has any right to have such securities registered by Cabot or any Cabot Subsidiary, as the case may be.

                                    (C) Except as set forth in Section 4.1(b)(i)
                           or Section 4.1(c)(iii)(C) of the Cabot Disclosure Letter and except for LP Units, there are not any Cabot Subsidiaries in which any officer or director of Cabot or any Cabot Subsidiary owns any stock or other securities. There are no agreements or understandings between Cabot or any Cabot Subsidiary and any Person that could cause such Person to be treated as holding any share, stock or security in Cabot or any Cabot Subsidiary as an agent for, or nominee of, Cabot or any Cabot Subsidiary.

                                    (D) All prior issuances of securities were
                           in all material respects made in compliance with and not in violation of all applicable federal and state securities laws.

                  (d) Authority; No Violations; Consents and Approval; LP Units.
                      ---------------------------------------------------------

                           (i) Cabot has all requisite power and authority to
                  enter into the Transaction Documents and to consummate the transactions contemplated thereby, subject, solely with respect to the consummation of the Merger, to receipt of the Cabot Common Shareholder Approval and the acceptance for record of the Articles of Merger by the Maryland Department. Each Cabot Subsidiary that is a party to any Transaction Document has all requisite power and authority to enter into such Transaction Document and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Cabot and each applicable Cabot Subsidiary, subject, solely with respect to the consummation of the Merger, to receipt of the Cabot Common Shareholder Approval. Such Transaction Documents have been duly executed and delivered by Cabot and each applicable Cabot Subsidiary and subject, solely with respect to the consummation of the Merger, to receipt of the Cabot Common Shareholder Approval, constitute legal, valid and binding obligations of Cabot and each applicable Cabot

                  Subsidiary, enforceable against Cabot and each Cabot Subsidiary in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at
                  Law).

                           (ii) Except as set forth in Section 4.1(d)(ii) of the
                  Cabot Disclosure Letter and except for the Cabot Common Shareholder Approval, the execution and delivery of the Transaction Documents by Cabot or each applicable Cabot Subsidiary do not, and the consummation of the transactions contemplated thereby, and compliance with the provisions thereof, will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or the loss of a benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of Cabot or any of the Cabot Subsidiaries under, require the consent or approval of any third party or otherwise result in a detriment or default to Cabot or any of the Cabot Subsidiaries under, any provision of (A) the Cabot Charter or the Cabot By-laws or any provision of the comparable charter or organizational documents of any of the Cabot Subsidiaries, (B) any loan or credit agreement or note, except for the Triggered Loans (as defined below) or any bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Cabot or any of the Cabot Subsidiaries, or to which their respective properties or assets are bound or any guarantee by Cabot or any of the Cabot Subsidiaries of any of the foregoing, (C) any joint venture or other ownership arrangement or any Material Contract (as defined in Section 4.1(u)(i)) except for the Triggered Loans (as defined below) or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 4.1(d)(iii) are duly and
                                               -------------------
                  timely obtained or made and the Cabot Common Shareholder Approval has been obtained, any Law or Order applicable to or binding upon Cabot or any of the Cabot Subsidiaries, or any of their respective properties or assets, other than, in the case of clauses (B) (except with respect to the Triggered Loans),
                  (C) and (D), any such conflicts, violations, defaults, rights, Liens or detriments that, individually or in the aggregate, would not constitute a Cabot Material Adverse Effect. For the purposes of this Agreement, the term "Triggered Loans" means
                                                       -----------------
                  the loans identified as "Triggered Loans" in Section 4.1(d)(ii) of the Cabot Disclosure Letter.

                           (iii) Except as set forth in Section 4.1(d)(iii) of
                  the Cabot Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, notice to or permit from, any Governmental Entity, is required by or on behalf of Cabot or any of the Cabot Subsidiaries in connection with the execution and delivery of the Transaction Documents by Cabot and each of the applicable Cabot Subsidiaries or the consummation by Cabot or the applicable Cabot Subsidiaries of the transactions contemplated hereby or thereby, except for: (A) the filing with the SEC of (1) (a) if required by the rules and regulations of the SEC, a proxy or information statement in preliminary and definitive form relating to the Cabot Common Shareholder Meeting held in connection with the Merger, if any, or (b) other documents otherwise required in connection with the transactions contemplated hereby and (2) such reports under
                  Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with
                               --------------
                  the Exchange Act and the rules and regulations thereunder, as may be required in connection with the Transaction Documents and the transactions contemplated thereby; (B) the filing of the Articles of Merger, and the acceptance for record of the Articles of Merger by, the Maryland Department; (C) such filings and approvals as may be required by any applicable state securities or "blue sky" Laws; (D) such filings as may be required in connection with state or local transfer taxes; and, (E) except with respect to the Merger, any such consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make, individually or in the aggregate, would not constitute a Cabot Material Adverse Effect.

                           (iv) The holders of Preferred Units do not and will
                  not have any right to (A) cause the redemption of such Preferred Units, (B) exchange such Preferred Units for any other securities, or (C) convert, redeem or receive a distribution with respect to such Preferred Units, in each case solely as a result of the Offer, the Merger, or the other transactions contemplated by the Transaction Documents.

                  (e) SEC Documents.
                      -------------

                           (i) Each of Cabot and Cabot LP has made available to
                  CalWest a true and complete copy of each report, schedule, registration statement, other statement (including proxy statements) and information filed by Cabot and Cabot LP with the SEC since its inception and prior to or on the Closing Date (the "Cabot SEC Documents"), which are all the documents
                            ---------------------
                  (other than preliminary material) that each of Cabot and Cabot LP was required to file with the SEC between its inception and the Closing Date pursuant to the federal securities laws and the SEC rules and regulations thereunder. Section 4.1(e)(i) of the Cabot Disclosure Letter accurately lists each Cabot SEC Document filed prior to the date of this Agreement. As of their respective dates, the Cabot SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the
                                               ----------------
                  Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Cabot SEC Documents and none of the Cabot SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Cabot SEC Documents filed and publicly available prior to the date of this Agreement. Neither Cabot nor Cabot LP has any outstanding and unresolved comments from the SEC with respect to any of the Cabot SEC Documents. None of the Cabot SEC Documents is the subject of any confidential treatment request by Cabot or Cabot LP. The consolidated financial statements of Cabot and Cabot LP (including the notes thereto) included in the Cabot SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a
                                                             ----
                  consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly presented, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the assets, liabilities and the consolidated financial position of Cabot and the Cabot Subsidiaries, taken as a whole, and Cabot LP as of their respective dates and the consolidated statements of income and the consolidated cash flows of Cabot and the Cabot Subsidiaries taken as a whole, and Cabot LP for the periods presented therein. The books of account and other financial records of Cabot and the Cabot Subsidiaries are accurately reflected in all material respects in the financial statements included in the Cabot SEC Documents. Other than Cabot and Cabot LP, no Cabot Subsidiary is required to make any filing with the SEC.

                           (ii) The GP Units, LP Units and the Preferred Units
                  are not registered under Section 12 of the Exchange Act.

                           (iii) Section 4.1(e)(iii) of the Cabot Disclosure
                  Letter sets forth a true and complete copy of the unaudited consolidated balance sheet of Cabot as at September 30, 2001 (the "Balance Sheet") and the unaudited consolidated
                       ---------------
                  statements of income for the nine months ended September 30, 2001 and September 30, 2000 (together with the Balance Sheet, the "Interim Financial Information"). The Interim Financial
                      -------------------------------
                  Information was prepared in accordance with GAAP (except for the absence of footnotes) applied on a basis consistent with the consolidated financial statements included in the Cabot SEC Documents and fairly presents (subject to normal recurring adjustments, none of which are material), the assets, liabilities, consolidated financial position and consolidated statements of income of Cabot and the Cabot Subsidiaries taken as a whole as at and for the periods indicated. The books of account and other financial records of Cabot and the Cabot Subsidiaries are accurately reflected in all material respects in the Interim Financial Information. A true, complete and correct copy of the Interim Financial Information is included in Cabot's press release issued to the media and public October 24, 2001. The Interim Financial Information has been reviewed by Cabot's independent public accountants in accordance with the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 71.

                           (iv) The Quarterly Report on Form 10-Q for the
                  quarter ended September 30, 2001 will include without change the Interim Financial Information; provided that the financial
                                                     --------
                  statements included in such Form 10-Q may include line items that have been combined in the Interim Financial Information.

                  (f) Absence of Certain Changes or Events. Except as disclosed
                      ------------------------------------
         in Section 4.1(f) of the Cabot Disclosure Letter, since the Balance Sheet date, Cabot and the Cabot Subsidiaries have conducted their business only in the ordinary course consistent with past practice and there has not been: (1) (A) a Cabot Material Adverse Effect; (B) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Cabot's Common Shares or any ownership interest in Cabot LP; (C) any amendment of any term of any outstanding security of Cabot or any Cabot Subsidiary; (D) any repurchase, redemption or other acquisition by Cabot or any Cabot Subsidiary of any outstanding shares of stock or other securities of, or other ownership interests in, Cabot or any Cabot Subsidiary; (E) any change in any method of accounting or accounting practice or any material change in any tax method or election by Cabot or any Cabot Subsidiary; (F) any (i) amendment of any employment, consulting, severance, retention or any other agreement between Cabot and any officer or trustee of Cabot; (ii) grant of any severance or termination pay to any trustee, director or officer of Cabot or any Cabot Subsidiary; (iii) entering into of any employment agreement with any trustee, director or officer of Cabot or any Cabot Subsidiary; (iv) material increase in any benefits payable under any existing severance or termination pay policies or employment agreements; or (v) increase in compensation, bonus or other benefits payable to trustees, directors or officers of Cabot or a Cabot Subsidiary; (G) any change, event, effect, damage, destruction, loss relating to the business or operations of Cabot that has constituted, or would constitute, a Cabot Material Adverse Effect; (H) any incurrence, assumption or guarantee by Cabot or any Cabot Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practices; (I) any creation or assumption by Cabot or any Cabot Subsidiary of any Lien in an amount, individually or in the aggregate, in excess of $1,000,000 on any asset other than in the ordinary course of business consistent with past practices; or (J) any making of any loan, advance or capital contribution to or investment in any Person; or (2) any split, combination or reclassification of any of Cabot's stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its stock or any issuance of an ownership interest in, any Cabot Subsidiary.

                  (g) No Undisclosed Material Liabilities. Except as set forth
                      -----------------------------------
         in Section 4.1(g)(i) of the Cabot Disclosure Letter or as otherwise would not constitute a Cabot Material Adverse Effect, there are no Liabilities of Cabot or any of the Cabot Subsidiaries, whether accrued, contingent, absolute or determined, and, except with respect to the environmental matters which are the subject of the representations and warranties in Section 4.1(o), there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a Liability, other than: (i) Liabilities adequately provided for on the Balance Sheet or (ii) Liabilities incurred in the ordinary course of business consistent with past practice subsequent to the Balance Sheet date. Section 4.1(g)(ii) of the Cabot Disclosure Letter sets forth a complete list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Cabot or any Cabot Subsidiary, is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement. For purposes of this Section 4.1(g), "indebtedness" means, with respect to any Person, without duplication (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,
         (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person or creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person's business, consistent with past practice), (vi) all capitalized lease obligations of such Person, (vii) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (viii) all letters of credit issued for the account of such Person, and (ix) all guarantees and arrangements having the economic effect of a guarantee of such Person of any indebtedness of any other Person.

                  (h) No Default. Neither Cabot nor any of the Cabot
                      ----------
         Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (A) the Cabot Charter or the Cabot By-laws or the comparable charter or organizational documents of any of the Cabot Subsidiaries, (B) any loan or credit agreement or note, including any Triggered Loan or any bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which Cabot or any of the Cabot Subsidiaries is now a party or by which Cabot or any of the Cabot Subsidiaries or any of their respective properties or assets is bound, or (C) any Law or Order applicable to or binding upon Cabot or any of the Cabot Subsidiaries or any of their respective properties or assets, except, in the case of clauses (B) and (C), for defaults or violations which, individually or in the aggregate, have not constituted and would not constitute a Cabot Material Adverse Effect.

                  (i) Compliance with Applicable Laws. Cabot and the Cabot
                      -------------------------------
         Subsidiaries hold all permits, licenses, certificates, registrations, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary or required by any applicable Law or Order for the lawful conduct of their respective businesses (together with the Cabot Environmental Permits (as hereinafter defined), the "Cabot Permits"), except where the failure so to hold, individually or
         ---------------
         in the aggregate, does not and would not constitute a Cabot Material Adverse Effect. Cabot and the Cabot Subsidiaries are in compliance with the terms of the Cabot Permits, except where the failure to so comply, individually or in the aggregate, does not and would not constitute a Cabot Material Adverse Effect. Except as would not constitute a Cabot Material Adverse Effect, the businesses of Cabot and the Cabot Subsidiaries are not being conducted in violation of any Law or Order. No investigation or review by any Governmental Entity with respect to Cabot or any of the Cabot Subsidiaries is pending or, to the Knowledge of Cabot, is threatened, other than those the outcome of which, individually or in the aggregate, would not constitute a Cabot Material Adverse Effect.

                  (j) Litigation. Except as set forth in Section 4.1(j) of the
                      ----------
         Cabot Disclosure Letter, there is no litigation, arbitration, claim, investigation, suit, action or proceeding pending or, to the Knowledge of Cabot, threatened against or affecting Cabot or any

         Cabot Subsidiary or any of their respective property or assets that, individually or in the aggregate, constitutes or would constitute a Cabot Material Adverse Effect, nor is there any such litigation, arbitration, claim, investigation, suit, action or proceeding or any Order outstanding against Cabot or any Cabot Subsidiary or any of their respective properties or assets which in any manner challenges or seeks to prevent or enjoin, alter or materially delay the Merger, the Offer or the transactions contemplated by the Transaction Documents or could reasonably be expected to, individually or in the aggregate, (A) constitute a Cabot Material Adverse Effect, (B) cause any of the transactions contemplated by the Transaction Documents to be rescinded following their consummation, including the Offer or the Merger, or (C) materially adversely affect the rights of CalWest and Rooster Acquisition Corp. to own their respective or Cabot's or any Cabot Subsidiary's assets and to operate their respective or Cabot's or any Cabot Subsidiary's business.

                  (k) Taxes.
                      -----

                           (i) Each of Cabot and the Cabot Subsidiaries has
                  timely filed all Tax Returns required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so or otherwise permitted by Law). Each such Tax Return was, at the time filed, true, correct and complete in all material respects. Cabot and each Cabot Subsidiary has paid (or Cabot has paid on behalf of such Cabot Subsidiary), within the time and in the manner prescribed by Law, all material Taxes that are due and payable. The most recent financial statements contained in the Cabot SEC Documents filed with the SEC prior to the date of this Agreement reflect an adequate reserve or accrued liabilities or expenses for all material Taxes due and payable by Cabot and the Cabot Subsidiaries as a group for all taxable periods and portions thereof through the date of such financial statements. Cabot and the Cabot Subsidiaries (as a group) have established on their books and records (which may, but are not required to, be reflected only on the books and records of Cabot or Cabot LP) reserves or accrued liabilities or expenses that are adequate for the payment of all Taxes for which Cabot or any Cabot Subsidiary is liable but are not yet due and payable. Since the date of the most recent audited financial statements included in the Cabot SEC Documents, (A) Cabot has incurred no liability for any material Taxes under Sections 857(b), 860(c) or 4981 of the Code or IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5T, including, without limitation, any material Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and
                  (B) neither Cabot nor any of the Cabot Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. No deficiencies for material Taxes have been asserted or assessed in writing by a Governmental Entity against Cabot or any of the Cabot Subsidiaries, and no requests for waivers of the time to assess any such material Taxes have been granted and remain in effect or are pending. No claim is pending or proposed by any Governmental Entity in any jurisdiction where Cabot or any Cabot Subsidiary does not file Tax Returns that Cabot or any Cabot Subsidiary is or may be subject to taxation by such jurisdiction, nor to the Knowledge of Cabot are there any facts that could reasonably be expected to give rise to such a claim.

                           (ii) Cabot (A) for each taxable year of Cabot's
                  existence (other than its first taxable year ended December 31, 1997) through its taxable year ended December 31, 2000, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code and has satisfied
                     ------
                  the requirements to qualify as a REIT for such years, (B) has operated consistent with the requirements for qualification and taxation as a REIT for the period from December 31, 2000 through the date hereof, (C) has not taken any action or omitted to take any action which would reasonably be expected to result in a successful challenge by the Internal Revenue Service to its status as a REIT, and no such challenge is pending, or to Cabot's Knowledge, threatened. Each Cabot Subsidiary which files Tax Returns as a partnership for federal income tax purposes has since its acquisition by Cabot been classified for federal income tax purposes as a partnership and not as an association taxable as a corporation, or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code that is treated as a corporation for federal income tax purposes under Section 7704(a) of the Code. Except in the case of Cabot Advisors, Inc. or any subsidiary thereof, each Cabot Subsidiary which is a corporation has been since its formation classified as a qualified REIT subsidiary under Section 856(i) of the Code. Neither Cabot nor any Cabot Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to
                  Section 1374 of the Code as announced in IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5T or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code. Except as set forth in Section 4.1(k)(ii) of the Cabot Disclosure Letter, none of the property owned by Cabot or any Cabot Subsidiary is property described in Section 1221(a)(1) of the Code.

                           (iii) As of the date of this Agreement, Cabot does
                  not have any earnings and profits attributable to Cabot or any other corporation in any non-REIT year within the meaning of
                  Section 857 of the Code. Cabot is not subject to any adjustment under Section 481 of the Code.

                           (iv) All material Taxes which Cabot or the Cabot
                  Subsidiaries are required by Law to withhold or collect, including material Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Entities or are held in separate bank accounts for such purpose. There are no Liens for material Taxes upon the assets of Cabot or the Cabot Subsidiaries except for statutory Liens for Taxes not yet due.

                           (v) Except as set forth in Section 4.1(k)(v) of the
                  Cabot Disclosure Letter, (a) the Tax Returns of Cabot or any Cabot Subsidiary have not been audited by any taxing authority, (b) there are no audits by and contests with any taxing authority currently being conducted with regard to material Taxes or Tax Returns of Cabot or any Cabot Subsidiary and, to the Knowledge of Cabot, there are no audits pending with or proposed by any taxing authority with respect to any material Taxes or Tax Returns, and (c) there are not any unresolved questions or claims concerning any liability for Taxes of Cabot or any Cabot Subsidiary that were raised by any Governmental Entity in a written communication to Cabot or any Cabot Subsidiary.

                           (vi) Except as set forth in Section 4.1(k)(vi) of the
                  Cabot Disclosure Letter, neither Cabot nor the Cabot Subsidiaries are a party to any Tax allocation or sharing agreement.

                           (vii) Cabot does not have any material liability for
                  the Taxes of any Person other than Cabot and the Cabot Subsidiaries and the Cabot Subsidiaries do not have any material liability for the Taxes of any Person other than Cabot and the Cabot Subsidiaries (A) under Treasury Regulation
                  Section 1.1502-6 (or any similar provision of state, local or foreign Law), (B) to the Knowledge of Cabot as a transferee or successor or (C) by contract.

                           (viii) Except as set forth in Section 4.1(k)(viii) of
                  the Cabot Disclosure Letter, neither Cabot nor the Cabot Subsidiaries have made any payments, are obligated to make any payments, or are parties to an agreement that could obligate them to make any payments that will not be deductible under
                  Section 280G of the Code. Cabot and the Cabot Subsidiaries have disclosed to the Internal Revenue Service all positions taken on their federal income tax returns which could give rise to a substantial understatement of Tax under Section 6662 of the Code.

                           (ix) All material elections with respect to Taxes
                  affecting Cabot or any Cabot Subsidiary as of the date hereof that are not reflected in Tax Returns are set forth in Section 4.1(k)(ix) of the Cabot Disclosure Letter.

                  (l) Pension and Benefit Plans; ERISA. (i) Except as set forth
                      --------------------------------
         in Section 4.1(l)(i) of the Cabot Disclosure Letter, all "employee pension benefit plans," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by Cabot or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Cabot under Section 414(b), (c), (m) or (o) of the Code (a "Cabot ERISA Affiliate") or to which Cabot or any of the
                        -----------------------
         Cabot Subsidiaries or any Cabot ERISA Affiliate contributed or is obligated to contribute thereunder within six years prior to the Merger Effective Time intended to qualify under Section 401 of the Code (the "Cabot Pension Plans") have received a favorable determination letter
         ---------------------
         from the IRS and, to the Knowledge of Cabot, such determination has not been modified, revoked or limited, and, to the Knowledge of Cabot as of the Closing Date, nothing has occurred with respect to the operation of the Cabot Pension Plans that could reasonably be expected to cause the loss of such qualification or the imposition of any material Liability, penalty or Tax under ERISA or the Code.

                           (ii) Except as set forth in Section 4.1(l)(ii) of the
                  Cabot Disclosure Letter, neither Cabot nor any Cabot ERISA Affiliate currently sponsors, contributes to, maintains or has liability (whether contingent or otherwise) under

                  (i) a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or (ii) an employee benefit plan that was subject to
                  Part 3 of Subtitle B of Title I of ERISA, or Section 412 of the Code, or Title IV of ERISA.

                           (iii) There is no violation of ERISA or the Code that
                  would result in any material liability, penalty or Tax under ERISA or the Code with respect to (A) the filing of applicable reports, documents, and notices with the Secretary of Labor and the Secretary of the Treasury regarding all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other employee compensation and benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus (including, without limitation, any retention bonus plan), long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by Cabot or any of the Cabot Subsidiaries or with respect to which Cabot or any of the Cabot Subsidiaries has any liability or the Cabot Pension Plans (all such plans, including Cabot Pension Plans, being hereinafter referred to as the "Cabot
                                                                      ------
                  Employee Benefit Plans") or (B) the furnishing of such
                  -----------------------
                  documents to the participants or beneficiaries of Cabot Employee Benefit Plans.

                           (iv) Each Cabot Employee Benefit Plan, related trust
                  (or other funding or financing arrangement) and all amendments thereto are listed in Section 4.1(l)(iv) of the Cabot Disclosure Letter, true and complete copies of which have been made available to CalWest, as have the most recent summary plan descriptions, administrative service agreements, the three (3) most recent Form 5500s and, with respect to any Cabot Employee Benefit Plan intended to be qualified pursuant to Section 401(a) of the Code, a current IRS determination letter.

                           (v) Each of the Cabot Employee Benefit Plans is, and
                  its administration is and has been, in material compliance with, and none of Cabot nor any of the Cabot Subsidiaries has received any claim, notice or information that any such Cabot Employee Benefit Plan is not in compliance with, its terms (except for those terms which are inconsistent with changes required by statutes, regulations and rulings for which changes are not yet required to be made, in which case such plans have been administered in accordance with the provisions of those statutes, regulations and rulings) and all applicable Laws, regulations, rulings and all other applicable governmental Laws, regulations and orders, and prohibited transaction exemptions, including, without limitation, the requirements of ERISA, bonding requirements and the furnishing of documents to the participants and beneficiaries (and other individuals entitled to such documents) of each such plan. Except as described in Section 4.1(l)(v) of the Cabot Disclosure Letter, to the Knowledge of Cabot, there is no material liability for breaches of fiduciary duty in connection with Cabot Employee Benefit Plans, and neither Cabot nor any of the Cabot Subsidiaries or any "party in interest" or "disqualified person" with respect to the Cabot Employee Benefit Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

                           (vi) There are no actions, disputes, suits, claims,
                  arbitration or legal, administrative or other proceeding or governmental investigation pending (other than routine claims for benefits) or, to the Knowledge of Cabot, threatened, alleging any breach of the terms of any Cabot Employee Benefit Plan or of any fiduciary duties thereunder or violation of any applicable Law with respect to any such Cabot Employee Benefit Plan.

                           (vii) Except for the payments contemplated by Section
                                                                         -------
                  2.7 and except as described in Section 4.1(l)(vii), Section
                  ---
                  4.1(k)(viii) or Section 4.1(l)(xv) of the Cabot Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including, but not limited to, any retention bonuses, parachute payments or noncompetition payments) becoming due to any employee or former employee or group of employees or former employees of Cabot or any of the Cabot Subsidiaries; (B) increase any benefits otherwise payable under any Cabot Employee Benefit Plan; (C) result in the acceleration of the time of payment or vesting of any such rights or benefits; or (D) otherwise result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code with respect to a current or former employee of Cabot or any of the Cabot Subsidiaries. Except as described in Section 4.1(l)(vii) of the Cabot Disclosure Letter, there are no severance agreements, noncompetition agreements or employment agreements between Cabot or any of the Cabot Subsidiaries and any employee of Cabot or such Cabot Subsidiary. True and complete copies of all severance agreements and employment agreements described in Section 4.1(l)(vii) of the Cabot Disclosure Letter have been provided to CalWest.

                           (viii) Except as set forth in Section 4.1(l)(viii) of
                  the Cabot Disclosure Letter, neither Cabot nor any of the Cabot Subsidiaries has any consulting agreement or arrangement, whether oral or written, with any Person involving annual compensation in excess of $50,000.

                           (ix) All contributions, premiums and other payments
                  required by Law or any Cabot Employee Benefit Plan or applicable collective bargaining agreement have been made under any such plan to any fund, trust or account established thereunder or in connection therewith by the due date thereof, and no amounts are or will be due to the Pension Benefit Guaranty Corporation as of the Closing Date (except for premiums in the ordinary course of business); and any and all contributions, premiums and other payments with respect to compensation or service before and through the Closing Date, or otherwise with respect to periods before and through the Closing Date, due from any of Cabot or its ERISA Affiliates to, under or on account of each Cabot Employee Benefit Plan shall have been paid prior to the Closing Date or shall have been fully reserved and provided for or accrued on the Cabot financial statements.

                           (x) Except as set forth in Section 4.1(l)(x) of the
                  Cabot Disclosure Letter, no stock or other security issued by Cabot or any of the Cabot Subsidiaries forms or has formed a part of the assets of any Cabot Employee Benefit Plan.

                           (xi) Except as set forth in Section 4.1(l)(xi) of the
                  Cabot Disclosure Letter, no Cabot Employee Benefit Plan that is a "welfare benefit plan" as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary or covered dependent of a participant after such participant's termination of employment, except to the extent required under Section 4980B of the Code and Parts 6 and 7 of Subtitle B of Title I of ERISA, or any similar state law. Except as set forth in
                  Section 4.1(l)(xi) of the Cabot Disclosure Letter, all Cabot Employee Benefit Plans that provide medical, dental health or long-term disability benefits are fully insured and claims with respect to any participant or covered dependent under such Cabot Employee Benefit Plan could not reasonably result in any uninsured liability to Cabot, any Cabot Subsidiary or CalWest or Rooster Acquisition Corp. Cabot and the Cabot ERISA Affiliates have complied in all material respects with the requirements of Section 4980B of the Code and Parts 6 and 7 of Subtitle B of Title I of ERISA regarding health care coverage under Cabot Employee Benefit Plans.

                           (xii) Except as set forth in Section 4.1(l)(xii) of
                  the Cabot Disclosure Letter, no amount has been paid by Cabot or any of the Cabot ERISA Affiliates, and no amount is expected to be paid by Cabot or any of the Cabot ERISA Affiliates, which would be subject to the provisions of
                  Section 162(m) of the Code such that all or a part of such payments would not be deductible by the payor.

                           (xiii) Except as set forth in Section 4.1(l)(xiii) of
                  the Cabot Disclosure Letter, without limiting any other provision of this Section 4.1(l), no event has occurred and, to the Knowledge of Cabot, no condition exists, with respect to any Cabot Employee Benefit Plan, that has subjected or could subject Cabot or any Cabot ERISA Affiliate, or any Cabot Employee Benefit Plan or any successor thereto, to any Tax, fine, penalty or other liability (other than, in the case of Cabot, a Cabot ERISA Affiliate and the Cabot Employee Benefit Plans, a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under a Cabot Employee Benefit Plan with respect to employees of Cabot and the Cabot Subsidiaries). No event has occurred and, to the Knowledge of Cabot, no condition exists, with respect to any Cabot Employee Benefit Plan that could subject CalWest and Rooster Acquisition Corp. or any of its Affiliates, or any plan maintained by CalWest and Rooster Acquisition Corp. or any Affiliate (other than an Affiliate which becomes such pursuant to the transactions contemplated by this Agreement) thereof, to any material Tax, fine, penalty or other liability, that would not have been incurred by CalWest and Rooster Acquisition Corp. or any of its Affiliates, or any such plan, but for the transactions contemplated hereby. No plan other than a Cabot Employee Benefit Plan is or will be directly or indirectly binding on CalWest and Rooster Acquisition Corp. by virtue of the transactions contemplated hereby. CalWest,

                  Rooster Acquisition Corp. and their Affiliates, including on and after the Closing Date, Cabot and any Cabot ERISA Affiliate, to the Knowledge of Cabot, shall have no liability for, under, with respect to or otherwise in connection with any plan, which liability arises under ERISA or the Code, by virtue of Cabot or any Cabot Subsidiary being aggregated in a controlled group or affiliated service group with any Cabot ERISA Affiliate for purposes of ERISA or the Code at any relevant time prior to the Closing Date (other than a liability from providing benefits arising in the ordinary course of business).

                           (xiv) Each Cabot Employee Benefit Plan may be
                  unilaterally amended or terminated in its entirety by Cabot or the Surviving Entity without liability except as to benefits accrued thereunder prior to amendment or termination.

                           (xv) All individual employment, termination,
                  severance, change in control, retention bonus, post-employment and other compensation agreements, arrangements and plans existing prior to the execution of this Agreement or which will exist prior to the Closing, which are between Cabot or a Cabot Subsidiary and any current or former director, officer or employee thereof, including the name and title of such current or former director, officer or employee, the type of agreement and the amount of any estimated severance payment (including estimated gross up) owed thereunder due solely to the transactions contemplated by this Agreement, are listed in
                  Section 4.1(1)(vii) or Section 4.1(l)(xv) of the Cabot Disclosure Letter (collectively, the "Cabot Severance Agreements").

                           (xvi) Cabot has not granted any options intended to
                  be "incentive stock options" pursuant to the Code.

                  (m) Labor and Employment Matters.
                      ----------------------------

                           (i) Except as set forth in Section 4.1(m)(i) of the
                  Cabot Disclosure Letter, neither Cabot nor any of the Cabot Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no question involving current union representation of employees of Cabot or any of the Cabot Subsidiaries, nor does Cabot or any of the Cabot Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

                           (ii) There is no unfair labor practice charge,
                  decision, side letter, letter agreements, letters of understanding or settlement agreements or grievance arising out of a collective bargaining agreement or other grievance procedure pending, or, to the Knowledge of Cabot, threatened against Cabot or any of the Cabot Subsidiaries.

                           (iii) Except as set forth in Section 4.1(j) of the
                  Cabot Disclosure Letter, there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing, alleging breach of any express or implied contract of employment, any Law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship pending, or, to the Knowledge of Cabot, threatened against Cabot or any of the Cabot Subsidiaries.

                           (iv) There is no strike, slowdown, representation or
                  certification campaign or work stoppage or lockout with respect to the employees of Cabot or the Cabot Subsidiaries pending, or, to the Knowledge of Cabot, threatened, against or involving Cabot or any of the Cabot Subsidiaries.

                           (v) To the Knowledge of Cabot, the employees of Cabot
                  and the Cabot Subsidiaries are lawfully authorized to work in the United States according to federal immigration Laws.

                           (vi) There is no proceeding, claim, suit, action or
                  governmental investigation pending or, to the Knowledge of Cabot, threatened, with respect to which any current or former director, officer, employee or agent of Cabot or any of the Cabot Subsidiaries is claiming indemnification from Cabot or any of the Cabot Subsidiaries.

                           (vii) Except as set forth in Section 4.1(m)(vii) of
                  the Cabot Disclosure Letter and except for such matters as would not, individually or in the aggregate, constitute a Cabot Material Adverse Effect, there are no pending administrative matters with any federal, provincial, state or local agencies regarding (i) violations or alleged violations of any federal, provincial, state or local wage and hour law or any federal, provincial, state or local law with respect to discrimination on the basis of race, color, creed, national origin, religion or any other basis under such federal, provincial, state or local law, (ii) any claimed violation of Title VII of the 1964 Civil Rights Acts, as amended, (iii) any allegation or claim arising out of Executive Order 11246 or any other applicable order relating to governmental contractors or state contractors, or (iv) any violation or alleged violation of the Age Discrimination and Employment Act, as amended, or any other federal, provincial, state or local statute or ordinance, or any other applicable laws with respect to wages, hours, employment practices and terms and conditions of employment.

                  (n) Intangible Property. Cabot and the Cabot Subsidiaries own,
                      -------------------
         possess or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights (including any registrations or applications for registration of any of the foregoing) currently used in the operation of the businesses of each of Cabot and the Cabot Subsidiaries (collectively, the "Cabot Intangible Property"),
                                                   ---------------------------
         except where the failure to possess or have adequate rights to use such property, individually or in the aggregate, would not constitute a Cabot Material Adverse Effect. All of the Cabot Intangible Property is owned or licensed by Cabot or the Cabot Subsidiaries free and clear of any and all Liens, except as would not, individually or in the aggregate, constitute a Cabot

         Material Adverse Effect, and neither Cabot nor any such Cabot Subsidiary has forfeited or otherwise relinquished any Cabot Intangible Property. Except as set forth in Section 4.1(n) of the Cabot Disclosure Letter, to the Knowledge of Cabot, the use of Cabot Intangible Property by Cabot or the Cabot Subsidiaries does not in any material respect conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, software license, invention, computer program, database, industrial design, copyright or any pending application therefor, of any other Person. Except as set forth in
         Section 4.1(n) of the Cabot Disclosure Letter, there have been no claims made against Cabot or any Cabot Subsidiary, and neither Cabot nor any of the Cabot Subsidiaries has received any notice of any claim that any of the Cabot Intangible Property is invalid or conflicts with the asserted rights of any other Person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Cabot Intangible Property, except as would not, individually or in the aggregate, constitute a Cabot Material Adverse Effect.

                  (o) Environmental Matters. Except as described in Section
                      ---------------------
         4.1(o) of the Cabot Disclosure Letter:


                           (i) neither Cabot, Cabot LP nor any of Cabot
                  Subsidiaries is in violation of any applicable Law or Order relating to pollution or protection of human health and safety, the environment (including indoor or ambient air, surface water, groundwater, land surface or subsurface), natural resources or wildlife, including laws and regulations relating to the release or threatened release of any chemical, compound, pollutant, contaminant, waste, toxic substance, product, solid gas, liquid, or material which is hazardous or toxic, including asbestos or any substance containing asbestos, polychlorinated biphenyls and petroleum or petroleum products (including crude oil and any fraction thereof) (collectively, "Hazardous Materials") or to the manufacture,
                                 ---------------------
                  management, possession, presence, generation, processing, distribution, use, treatment, storage, disposal, transportation, abatement, removal, remediation or handling of, or exposure to, Hazardous Materials (collectively, "Environmental Laws"), except for any violation which does not
                  --------------------
                  constitute a Cabot Material Adverse Effect;

                           (ii) Cabot, Cabot LP and the Cabot Subsidiaries have
                  all material permits, authorizations and approvals required under any applicable Environmental Laws ("Environmental
                                                           --------------
                  Permits");
                  --------

                           (iii) neither Cabot, the Cabot LP, nor the Cabot
                  Subsidiaries have received any notice of, and there are no pending or, to the Knowledge of Cabot, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to Hazardous Materials or any Environmental Law against or affecting Cabot, Cabot LP or any of the Cabot Subsidiaries or any of the Cabot Properties (as hereinafter defined);

                           (iv) neither Cabot, the Cabot LP, nor the Cabot
                  Subsidiaries have received any notice of, and Cabot does not have any Knowledge of, any occurrence, condition or circumstance that would reasonably be expected to give rise to a claim or liability under or pursuant to any Environmental Law;

                           (v) to the Knowledge of Cabot, there is not any
                  restriction on the ownership, occupancy, use or transferability of any of the Cabot Properties in connection with any Environmental Law or release, threatened release or disposal or any Hazardous Material;

                           (vi) Cabot, Cabot LP and the Cabot Subsidiaries have
                  not used, and have not permitted the use of, any Cabot Property (as defined in Section 4.1(p)) for activities or operations that involve the handling, use, processing, manufacturing, generating, producing, storing, refining, recycling, transporting, spilling, pumping, pouring, emitting, emptying, discharging, injecting, burying, leaching, dumping, disposing of or releasing into the environment or otherwise dealing with any Hazardous Material, except for Hazardous Materials utilized in the ordinary course of maintaining such real properties or utilized in the ordinary course of business of the tenant of such Cabot Properties, provided such use would not, in the ordinary course of business, reasonably be expected to give rise to Liability under any Environmental Laws;

                           (vii) to the Knowledge of Cabot, there is not any
                  seepage, leaking, escaping, leaching, discharging, injection, release, emission, spill, pumping, pouring, emptying, dumping or other release or threatened release of Hazardous Materials into the environment at or from any Cabot Properties, including any land or water on, at, under or adjacent to any such Cabot Properties, or on, at, under or from land or water from which Hazardous Materials might seep, flow or drain into such land or water;

                           (viii) no Cabot Property is included or, to the
                  Knowledge of Cabot, proposed for inclusion on the National Priorities List issued by the United States Environmental Protection Agency ("EPA") pursuant to applicable Environmental Laws, or on the Comprehensive Environmental Response, Compensation and Liability Information System list, and no such real property has been identified by the EPA as a potential CERCLA site or to the Knowledge of Cabot included, or proposed for inclusion, on any analogous list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity having or claiming jurisdiction under Environmental Laws or with respect to such real property; and

                           (ix) Cabot and the Cabot LP do not have any Knowledge
                  of any occurrence, condition or circumstance (including, without limitation, any investigation, remediation, claim or notice) involving or relating to the actual or suspected presence of any mold, fungi, or other microbial/microbiological contaminants, or any other indoor air contaminants, at any Cabot Property.

                  (p) Properties. (i) Except as listed in Section 4.1(p)(i) of
                      ----------
         the Cabot Disclosure Letter, Cabot or a Cabot Subsidiary owns fee simple title to or has a valid leasehold interest in each of the real properties identified in Section 4.1(p)(i) of the Cabot Disclosure Letter (each, a "Cabot Property" and collectively, the "Cabot
                         ----------------                       ------
         Properties"), which are all of the real estate properties owned by
         -----------
         them, in each case (except as provided below) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"). Section 4.1(p)(i) of the Cabot Disclosure Letter further identifies which of the Cabot Properties are owned in fee simple by Cabot or a Cabot Subsidiary and which of the Cabot Properties are subject to a ground lease. Except as set forth in Section 4.1(p)(i) of the Cabot Disclosure Letter, no other Person has any ownership interest in any of the Cabot Properties and any such ownership interest so scheduled does not materially interfere with the present use of any of the Cabot Properties subject thereto or affected thereby. Except as set forth in Section 4.1(p)(i) of the Cabot Disclosure Letter, none of the Cabot Properties is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon. The Cabot Properties are not subject to any rights of way, agreements, or Laws affecting building use or occupancy, or reservations of an interest in title (collectively, "Property
                                                             ---------
         Restrictions") or Encumbrances, except for (collectively, the
         -------------
         "Permitted Title Exceptions") (A) Encumbrances and Property
         ----------------------------
         Restrictions set forth in Section 4.1(p)(i) of the Cabot Disclosure Letter, (B) Property Restrictions imposed or promulgated by Law or any Governmental Entity or included in any Cabot space lease with respect to real property, including zoning regulations, provided that they do not materially adversely affect the currently intended use of any Cabot Property, (C) Encumbrances and Property Restrictions disclosed on existing title policies or existing surveys (in either case copies of which title policies or surveys have been delivered or made available to CalWest), and (D) mechanics', carriers', workmen's, repairmen's and materialmen's liens and other Liens, Property Restrictions and other limitations of any kind, if any, which individually and in the aggregate will be paid in full in the ordinary course of business.

                           (ii) Except as provided in Section 4.1(p)(ii) of the
                  Cabot Disclosure Letter, valid policies of title insurance or updates or endorsements have been issued, insuring Cabot's or the applicable Cabot Subsidiaries' fee simple title or leasehold estate to each of the Cabot Properties in amounts at least equal to the purchase price paid for such Cabot Properties at the time of the issuance of each such policy, subject only to the Permitted Title Exceptions and the matters disclosed in Section 4.1(p)(ii) of the Cabot Disclosure Letter, and such policies are, at the date hereof and will be as of the consummation of the Offer, in full force and effect and no material claim has been made against any such policy.

                           (iii) Section 4.1(p)(iii) of the Cabot Disclosure
                  Letter lists (i) each of the Cabot Properties which are under development as of the date of this Agreement and describes the status of such development as of the date hereof, and (ii) all properties currently proposed for acquisition, development or commencement of construction prior to the Merger Effective Time by Cabot and the Cabot Subsidiaries.

                           (iv) Except as provided in Section 4.1(p)(iv) of the
                  Cabot Disclosure Letter, (i) all requisite certificates, permits and licenses from each Governmental Entity having jurisdiction over each of the Cabot Properties and all agreements, easements or other rights which are necessary to permit the lawful use and operation of the buildings and improvements on any of the Cabot Properties or which are necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Cabot Properties have been obtained and are in full force and effect, and there are no pending threats of modification or cancellation of any of the same, the absence of which would reasonably be expected to have a material adverse effect on such Cabot Property, (ii) Cabot and the Cabot Subsidiaries have not been notified in writing of any violation of any Law or Order issued by any Governmental Entity which would reasonably be expected to have a material adverse effect on such Cabot Property, (iii) Cabot and the Cabot Subsidiaries have not been notified in writing of any structural defects relating to any Cabot Property which would reasonably be expected to have a material adverse effect on such Cabot Property, (iv) Cabot and the Cabot Subsidiaries have not been notified in writing of any Cabot Property whose building systems are not in working order so as to have a material adverse effect on such Cabot Property, or (v) Cabot and the Cabot Subsidiaries have not been notified in writing of any physical damage to any Cabot Property which would reasonably be expected to have a material adverse effect on such Cabot Property for which there is not insurance in effect covering the cost of the restoration and the loss of revenue (subject to a reasonable deduction or retention limit).

                           (v) Except as set forth in Section 4.1(p)(v) of the
                  Cabot Disclosure Letter, none of Cabot or any Cabot Subsidiary has received any written or published notice to the effect that (i) any condemnation or involuntary rezoning proceedings are pending or threatened with respect to any of the Cabot Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Cabot Properties or by the continued maintenance, operation or use of the parking areas which would reasonably be expected to have a material adverse effect on such Cabot Property. Except as set forth in Section 4.1(p)(v) of the Cabot Disclosure Letter, (i) all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to any Cabot Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation (as defined herein)) have been performed, paid or taken, as the case may be, and (ii) there are no planned, and there has been no proposal by or to Cabot or any Cabot Subsidiary regarding, payments or actions that may be required after the date hereof pursuant to such agreements. As used in this Agreement, "Environmental Mitigation" means investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, installation, reclamation, closure or post-closure in response to any actual or suspected environmental condition or Hazardous Materials.

                           (vi) The rent rolls previously provided by Cabot to
                  CalWest (the "Cabot Rent Roll") list each Cabot Space Lease
                               -----------------
                  (as defined herein) in effect as of the dates set forth therein, and, except for immaterial omissions or discrepancies, all information set forth in the Cabot Rent Roll is true, correct and complete as of the date thereof. "Cabot Space Lease" means each lease or other right of
                  -------------------
                  occupancy affecting or relating to a property in which Cabot LP (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any ground lease. Cabot has made available to CalWest true, correct and complete copies of all Cabot Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except as set forth in Section 4.1(p)(vi) of the Cabot Disclosure Letter, none of Cabot or any Cabot Subsidiary, on the one hand, nor, to the Knowledge of Cabot, any other party, on the other hand, is in default under any Cabot Space Lease, except for such defaults that, individually or in the aggregate, do not and would not constitute a Cabot Material Adverse Effect.

                           (vii) As of the date of this Agreement, Section
                  4.1(p)(vii) of the Cabot Disclosure Letter sets forth a complete and correct list, of all material leases which have been executed, but are either not yet included on the Rent Roll or relate to property not yet open for business.

                           (viii) Except as set forth on Section 4.1(p)(viii) of
                  the Cabot Disclosure Letter and except as would not, individually or in the aggregate, constitute a Cabot Material Adverse Effect, no tenants have been granted options to purchase or rights of first refusal under their applicable leases which would require consent or be triggered by the Merger.

                           (ix) Section 4.1(p)(ix) of the Cabot Disclosure
                  Letter contains a list, as of the date hereof, of (A) all unfunded tenant improvements due from Cabot or any Cabot Subsidiary in excess of $50,000 in any instance, (B) all outstanding leasing commissions in excess of $10,000 in any instance and (C) all committed capital expenditures in excess of $50,000 in any instance, excluding capital expenditures related to Cabot's development projects.

                           (x) Except as set forth in Section 4.1(p)(x) of the
                  Cabot Disclosure Letter, there are no written agreements which restrict Cabot or any Cabot Subsidiary, including Cabot LP, from transferring any of the Cabot Properties.

                           (xi) Except as set forth on Section 4.1(p)(xi) of the
                  Cabot Disclosure Letter, Cabot and each of the Cabot Subsidiaries have good and sufficient title to, or are permitted to use under valid and existing leases, all their personal and nonreal properties and assets reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of Cabot as of December 31, 2000, except as since sold or otherwise disposed of in the ordinary course of business) or used by them in the ordinary course of business, free and clear of all Liens and Encumbrances, except such as are reflected on the consolidated balance sheet of Cabot as of December 31, 2000, and the notes thereto, and except for (A) immaterial Liens for current taxes not yet due and payable, and liens or encumbrances which are normal to the business of Cabot and the Cabot Subsidiaries and (B) imperfections of title or leasehold interest, easements or encumbrances, if any, as do not materially interfere with the present use of the properties or assets subject thereto or affected thereby.

                  (q) Insurance. Section 4.1(q) of the Cabot Disclosure Letter
                      ---------
         contains a true and complete list, type of insurance, carrier, coverages (including limits) and term, of all policies of casualty, Liability and other types of insurance (except title insurance) carried by Cabot or any Cabot Subsidiary. All such policies are in full force and effect and neither Cabot nor any Cabot Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of Cabot or any Cabot Subsidiary or any of their respective assets thereunder. Cabot and each of the Cabot Subsidiaries maintains insurance with financially responsible insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of Cabot and each of the Cabot Subsidiaries (taking into account the cost and availability of such insurance). Except as set forth in this Section 4.1(q), neither Cabot nor any of the Cabot Subsidiaries has received any written notice of cancellation or termination with respect to any existing insurance policy of Cabot or any of the Cabot Subsidiaries.

                  (r) Opinion of Financial Advisor. The Cabot Board of Trustees
                      ----------------------------
         has received the written opinion of the Cabot Financial Advisor to the effect that, based on, and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the consideration to be received by holders of Common Shares (other than CalWest and its Affiliates) pursuant to this Agreement is fair from a financial point of view to such holders (other than CalWest and its Affiliates). A copy of the written opinion of the Cabot Financial Advisor has been delivered to CalWest.

                  (s) Vote Required. The affirmative vote of the holders of
                      -------------
         Cabot Common Shares casting at least two-thirds of the votes entitled to be cast (the "Cabot Common Shareholder Approval") is the only vote
                         -----------------------------------
         of the holders of any class or series of the Cabot Common Shares or other securities required to approve this Agreement, the Merger and the other transactions contemplated by the Transaction Documents and is only necessary in the event that the Cabot Common Shares purchased pursuant to the Offer or otherwise owned by Rooster Acquisition Corp. represent less than 90.0% of all the votes entitled to be cast on the Merger.

                  (t) Brokers. Except for the fees and expenses payable to the
                      -------
         Cabot Financial Advisor pursuant to the engagement letter set forth in
         Section 4.1(t) of the Cabot Disclosure Letter, no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of Cabot, and any Cabot Subsidiary or any Affiliate thereof.

                  (u) Contracts.
                      ---------

                           (i) Section 4.1(u)(i) of the Cabot Disclosure Letter
                  lists all Material Contracts of Cabot. Except as set forth in
                  Section 4.1(u)(i) of the Cabot Disclosure Letter, all Material Contracts are valid, binding and enforceable and in full force and effect, except where such failure to be so valid, binding and enforceable and in full force and effect do not and would not, individually or in the aggregate, constitute a Cabot Material Adverse Effect, and there are no defaults or violations thereunder, nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or a default thereunder, except those defaults or violations that do not and would not, individually or in the aggregate, constitute a Cabot Material Adverse Effect. For purposes of this Agreement, "Material
                                                                  ---------
                  Contracts" shall mean (i) any loan agreement, indenture, note,
                  ----------
                  bond, debenture, mortgage or any other document, agreement or instrument evidencing a capitalized lease obligation or other indebtedness to any Person, (ii) each commitment, contractual obligation, capital expenditure or transaction entered into by Cabot or any Cabot Subsidiary which may result in total payments by or liability of Cabot or any Cabot Subsidiary in excess of $250,000 individually or $1,000,000 in the aggregate, other than leases listed on Section 4.1(p)(vii) of the Cabot Disclosure Letter, (iii) any other agreements filed or required to be filed as exhibits to the Cabot SEC Documents pursuant to Item 601(b)(10) of Regulation S-K of Title 17,
                  Part 229 of the Code of Federal Regulations, (iv) any interest rate cap, interest rate collar, interest rate swap, currency hedging transaction and any other agreement relating to a similar transaction to which Cabot or any Cabot Subsidiary is a party or an obligor with respect thereto and (v) any agreement, commitment, instrument or obligation of a type described in Sections 4.1(u)(ii) through 4.1(u)(x).

                           (ii) All mortgages on any of the assets of Cabot or
                  Cabot LP are listed in Section 4.1(u)(ii) of the Cabot Disclosure Letter. The Offer, the Merger and the other transactions contemplated by the Transaction Documents will not trigger any due-on-sale provision on any of such mortgages, except as set forth in Section 4.1(d)(ii) of the Cabot Disclosure Letter, and will not require the consent of any mortgage lender, except as set forth in Sections 4.1(d)(ii) of the Cabot Disclosure Letter.

                           (iii) Except as set forth in Section 4.1(u)(iii) of
                  the Cabot Disclosure Letter, there is no confidentiality agreement, non-competition agreement or other contract or agreement that contains covenants that restrict Cabot's ability to conduct its business in any location.

                           (iv) Except as set forth in Section 4.1(u)(iv) of the
                  Cabot Disclosure Letter, there are no indemnification agreements entered into by and between Cabot and any director or officer of Cabot or any of the Cabot Subsidiaries.

                           (v) Except as set forth in Section 4.1(u)(v) of the
                  Cabot Disclosure Letter, none of Cabot or any Cabot Subsidiary is a party to any agreement which would restrict any of them from prepaying any of their indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of indebtedness with respect to any of the Cabot Properties.

                           (vi) Except as set forth in Section 4.1(u)(vi) of the
                  Cabot Disclosure Letter, none of Cabot or any Cabot Subsidiary is a party to any agreement relating to the management of any Cabot Property by any Person other than Cabot or a Cabot Subsidiary.

                           (vii) None of Cabot or any Cabot Subsidiary is a
                  party to any agreement pursuant to which Cabot or any Cabot Subsidiary manages or provides services with respect to any real properties other than Cabot Properties, except for the agreements listed in Section 4.1(u)(vii) of the Cabot Disclosure Letter.

                           (viii) Section 4.1(u)(viii) of the Cabot Disclosure
                  Letter lists all agreements entered into by Cabot or any Cabot Subsidiary providing for the sale of, or option to sell, any Cabot Properties or the purchase of, or option to purchase, by Cabot or any Cabot Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate not yet consummated as of the date hereof.

                           (ix) Except as set forth in Section 4.1(u)(ix) of the
                  Cabot Disclosure Letter, none of Cabot or any Cabot Subsidiary has any material continuing contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by Cabot or any Cabot Subsidiary or (B) to pay any additional purchase price for any of the Cabot Properties.

                           (x) Except as set forth in Section 4.1(u)(x) of the
                  Cabot Disclosure Letter, neither Cabot nor any Cabot Subsidiary has entered into or is subject, directly or indirectly, to any Tax Protection Agreements. As used herein, a "Tax Protection Agreement" is an agreement, oral or written,
                  (A) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to Cabot LP or any other Cabot Subsidiary that is treated as a partnership for federal income tax purposes, and that (i) prohibits or restricts in any manner the disposition of any assets of Cabot or any Cabot Subsidiary, (ii) requires that Cabot or any Cabot Subsidiary maintain, put in place, or replace indebtedness, whether or not secured by one or more of the Cabot Properties, or (iii) requires that Cabot or any Cabot Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including, without limitation, through a "deficit restoration obligation", guarantee (including, without limitation, a "bottom" guarantee), indemnification agreement or other similar arrangement), the risk of loss for federal income tax purposes for indebtedness or other liabilities of Cabot or any Cabot Subsidiary,

                  (B) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of Cabot or a Cabot Subsidiary, or (C) that requires a particular method for allocating one or more liabilities of Cabot or any Cabot Subsidiary under Section 752 of the Code. Neither Cabot nor any Cabot Subsidiary is in violation of or in default under any Tax Protection Agreement.

                  (v) Rule 16b-3. Cabot and Cabot LP have taken all necessary
                      ----------
         action, including causing the Cabot Board of Trustees to adopt resolutions authorizing and approving the Merger, this Agreement and the other transactions contemplated by the Transaction Documents, to exempt such transactions under Rule 16b-3 of the Exchange Act from the provisions of Section 16(b) of the Exchange Act.

                  (w) Inapplicability of Takeover Statutes, Cabot Rights
                      --------------------------------------------------
         Agreement and Certain Charter and Bylaw Provisions. (i) Cabot has taken
         --------------------------------------------------
         all appropriate and necessary actions to exempt the Offer, the Merger, the Transaction Documents and the other transactions contemplated thereby from the restrictions of Subtitles 6 and 7 of Title 3 of the MGCL and Title 8 (collectively, the "Takeover Statute"). Cabot and the
                                             ------------------
         Cabot Board of Trustees have taken all appropriate and necessary actions to (A) amend the Cabot Rights Agreement to (1) exempt CalWest and Rooster Acquisition Corp. from the definition of an Acquiring Person (as defined in the Cabot Rights Agreement) thereunder due solely to the Transaction Documents and the transactions contemplated thereby (including the Merger and the Offer) and (2) provide that no Distribution Date (as defined in the Cabot Rights Agreement) shall be deemed to have occurred as a result of the Transaction Documents or the transactions contemplated thereby (including the Merger and the Offer),
         (B) render any takeover defense or other provision contained in the Cabot Charter or Cabot By-laws inapplicable in the Offer, the Merger, the Transaction Documents and the other transactions contemplated thereby and (C) render any and all limitations on ownership of (1) Cabot Common Shares as set forth in the Cabot Charter and (2) the limited partner interests in Cabot LP as set forth in the Cabot LP Agreement, including the Ownership Limit inapplicable to the Offer, the Merger, the Transaction Documents and the other transactions contemplated thereby.

                  (x) Related Party Transactions. Except as expressly described
                      --------------------------
         in the Cabot SEC Documents or as set forth in Section 4.1(x) of the Cabot Disclosure Letter, there are no material arrangements, agreements or contracts entered into by Cabot or any of the Cabot Subsidiaries, on the one hand, and any Person who is an officer, director or affiliate of Cabot or any Cabot Subsidiary, any relative of the foregoing or an entity of which any of the foregoing is an Affiliate or an Associate, on the other hand. Copies of all such documents have been made available to CalWest.

                  (y) Disclosure Documents.
                      --------------------

                           (i) Each document required to be filed by Cabot with
                  the SEC in connection with the Offer, the Merger, the Transaction Documents and the other transactions contemplated thereby (the "Cabot Disclosure Documents"), including the
                               ----------------------------
                  Schedule 14D-9 (including information required by 14f-1 under the Exchange

                  Act), the Proxy Statement or information statement containing the information required by Regulation 14A, if any, to be filed by Cabot with the SEC in connection with the Merger and any amendments or supplements thereto, will, when filed, comply in all material respects with the provisions of applicable federal securities laws.

                           (ii) At the time the Schedule 14D-9 and the Proxy
                  Statement or information statement containing the information required by Regulation 14A, if any, including any amendment or supplement thereto filed with the SEC, is first mailed, published or given to the Cabot Common Shareholders and at the time of the Cabot Common Shareholder Meeting, each of the
                  Schedule 14D-9 and the Proxy Statement or information statement containing the information required by Regulation 14A as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Cabot Disclosure Document (other than the Proxy Statement) filed after the date of this Agreement, such Cabot Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in Section 4.1(y)(i)
                                                              -----------------
                  and this Section 4.1(y)(ii) will not apply to information
                           ------------------
                  furnished in writing to Cabot by CalWest specifically for inclusion in a Cabot Disclosure Document.

                           (iii) Neither the information supplied or to be
                  supplied in writing by or on behalf of Cabot or any Cabot Subsidiary for inclusion in, nor the information incorporated by reference from documents filed by Cabot or any Cabot Subsidiary with the SEC into, the Schedule TO and the Offer Documents will, on the date the Schedule TO and the Offer Documents are filed with the SEC or on the date they are first published, sent or given to Cabot Common Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                           (iv) Cabot shall promptly correct the Schedule 14D-9
                  if and to the extent that it shall have become false or misleading in any material respect and Cabot shall take all steps necessary to cause such document as so corrected to be filed with the SEC and disseminated to Cabot's shareholders to the extent required by applicable federal securities laws.

                  (z) Beneficial Ownership of Cabot Common Shares. Neither Cabot
                      -------------------------------------------
         nor the Cabot Subsidiaries "beneficially own" (as defined in Rule 13d-3 promulgated under the Exchange Act) any of the outstanding Cabot Common Shares or Preferred Shares.

                  (aa) Investment Company Act of 1940. Neither Cabot nor any of
                       ------------------------------
         the Cabot Subsidiaries is, or at the Merger Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

         Section 4.2 Representations and Warranties of CalWest and Rooster
                     -----------------------------------------------------
Acquisition Corp. CalWest and Rooster Acquisition Corp. represent and warrant to
----------------
Cabot and Cabot LP as follows:

                  (a) Organization, Standing and Power of CalWest and Rooster
                      -------------------------------------------------------
         Acquisition Corp. CalWest is a limited liability company duly formed
         ----------------
         and validly existing under the laws of the State of California and is in good standing with the Secretary of State of California. Rooster Acquisition Corp. is a corporation duly formed and validly existing under MGCL, is in good standing with the Maryland Department and is a wholly owned subsidiary of CalWest. CalWest has made available to Cabot complete and correct copies of the organizational documents of Rooster Acquisition Corp., which are in full force and effect as of the date hereof.

                  (b) Authority; No Violations; Consents and Approvals.
                      ------------------------------------------------

                           (i) CalWest and Rooster Acquisition Corp. have all
                  requisite power and authority to enter into the Transaction Documents to which they are parties and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of CalWest and Rooster Acquisition Corp.

                           (ii) The Transaction Documents to which CalWest and
                  Rooster Acquisition Corp. are parties have been duly executed and delivered by each of CalWest and Rooster Acquisition Corp., as the case may be, and, constitute valid and binding obligations of each of CalWest and Rooster Acquisition Corp., as the case may be, enforceable against them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (iii) The execution and delivery of the Transaction
                  Documents by CalWest and Rooster Acquisition Corp. do not, and the consummation of the transactions contemplated thereby, and compliance by CalWest and Rooster Acquisition Corp. with the provisions thereof, will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or give rise to a right of purchase under or result in the creation of any Lien upon any of the properties or assets of such parties under, require the consent or approval of any third party or otherwise result in a material detriment to such parties under, any provision of
                  (A) the limited liability company agreement of CalWest or the charter or by-laws of Rooster Acquisition Corp., (B) any material contract, agreement or commitment of CalWest and Rooster Acquisition Corp., or any guarantee by CalWest and Rooster Acquisition Corp., (C) any joint venture or other ownership arrangement or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 4.2(B)(iv) are duly and
                                               ------------------
                  timely obtained or made, any Law or Order applicable to or binding on CalWest and Rooster Acquisition Corp. or any of their respective properties or assets, other than, in the case of clauses (B), (C) and (D), any such conflicts, violations, defaults, rights, Liens or detriments that, individually or in the aggregate, would not reasonably be expected to materially impair or delay the ability of CalWest and Rooster Acquisition Corp. to perform its obligations under any of the Transaction Documents or prevent the consummation by CalWest and Rooster Acquisition Corp. of any of the transactions contemplated thereby.

                           (iv) No consent, approval, order or authorization of,
                  or registration, declaration or filing with, or permit from, any Governmental Entity is required by or on behalf of CalWest and Rooster Acquisition Corp. in connection with the execution and delivery by CalWest and Rooster Acquisition Corp. of the Transaction Documents to which CalWest and Rooster Acquisition Corp. is a party or the consummation by CalWest and Rooster Acquisition Corp. of the transactions contemplated thereby, except for: (A) compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with the Transaction Documents and the transactions contemplated thereby; (B) with respect to the Merger, the filing of the Articles of Merger with, and acceptance for recording of the Articles of Merger by, the Maryland Department; (C) such filings and approvals as may be required by any applicable state securities or "blue sky" Laws, Takeover Statute or Environmental Laws; and (D) any such consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make would not reasonably be expected to materially impair or delay the ability of CalWest and Rooster Acquisition Corp. to perform its obligations hereunder or under any of the other Transaction Documents or prevent the consummation by them of any of the transactions contemplated thereby.

                  (c) Funding. CalWest has afforded Cabot and its advisors an
                      -------
         opportunity to review in full the Commitment Letter (as defined in Annex I) and the loan agreement to be entered into between CalWest and its lender upon the consummation of the Offer, and, as of the date hereof, no amendments or modifications have been made thereto or authorized by CalWest or Rooster Acquisition Corp. CalWest and Rooster Acquisition Corp. hereby covenant and agree that, without the prior written consent of Cabot, neither CalWest nor Rooster Acquisition Corp. shall amend or alter, or consent to any amendment or alteration of, the Commitment Letter or the associated loan agreement or loan documents in any respect relating to the obligations of CalWest's bridge lender to fund the Bridge Loan Commitment. As of the date hereof, the Commitment Letter is effective and has not been withdrawn or modified by the bridge lender. Subject to the failure of any conditions contained in the Commitment Letter, Rooster Acquisition Corp. will have available, and CalWest will cause Rooster Acquisition Corp. to have available, at the time of acceptance for payment and payment for all Cabot Common Shares that

         Rooster Acquisition Corp. becomes obligated to accept for payment and pay for pursuant to the Offer and to consummate the Offer, the Merger and the other transactions contemplated by the Transaction Documents, in each case, in accordance with the terms of this Agreement (including the Tender Offer Conditions).

                  (d) Documents Relating to Offer. The Schedule TO, the Offer
                      ---------------------------
         and the Offer Documents shall comply in all material respects with the applicable requirements of the federal securities laws as to form, except that no representation or warranty is made by CalWest and Rooster Acquisition Corp. with respect to information provided by Cabot or Cabot LP specifically for use in the Offer Documents. At the time of the filing of any Cabot Disclosure Document, none of the information that may be supplied in writing by CalWest and Rooster Acquisition Corp. or any of their Affiliates specifically for use in such document will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time the Schedule TO is first mailed, published or given to the Cabot Common Shareholders, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by CalWest or Rooster Acquisition Corp. with respect to information provided by Cabot or Cabot LP specifically for use in the Offer Documents.

                  (e) No Other Business. Rooster Acquisition Corp. was formed
                      -----------------
         solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated thereby.

                  (f) Brokers. No broker, investment banker or other person is
                      -------
         entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of CalWest and Rooster Acquisition Corp., for which fee or commission Cabot or any Cabot Subsidiary may be liable.

                  (g) Litigation. There is no litigation, arbitration, claim,
                      ----------
         investigation, suit, action or proceeding pending or, to the Knowledge of CalWest, threatened against or affecting CalWest and Rooster Acquisition Corp., nor is there any Order outstanding against CalWest or Rooster Acquisition Corp. which would reasonably be expected to, individually or in the aggregate, (A) cause any of the transactions contemplated by the Transaction Documents to be rescinded following their consummation, including the Offer or the Merger, or (B) materially impair or delay the ability of CalWest or Rooster Acquisition Corp. to perform its obligations hereunder or under any of the other Transaction Documents or prevent the consummation by them of any of the transactions contemplated thereby.

                                   ARTICLE V

          COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER
          ------------------------------------------------------------

         Section 5.1 Conduct of Business by Cabot and Cabot LP.
                     -----------------------------------------

                  (a) During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Merger Effective Time, Cabot shall, and shall cause each of the Cabot Subsidiaries (including Cabot LP) to
(i) carry on its businesses in the usual, regular and ordinary course consistent with past practice and in compliance in all material respects with applicable Law, in each case, with no less diligence and effort than would be applied in the absence of this Agreement and (ii) to the extent consistent with the foregoing clause (i), use its commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses, Cabot's status as a REIT within the meaning of the Code and its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Merger Effective Time. On a regular and frequent basis, and from time to time promptly upon CalWest's reasonable request, Cabot shall confer with CalWest and report on operational matters. Cabot shall promptly (but in any event within two (2) Business Days) advise CalWest orally and in writing of any Cabot Material Adverse Effect or any matter which would constitute a Cabot Material Adverse Effect (including any litigation having potential Liability to Cabot or any Cabot Subsidiary (other than litigation arising out of or relating to personal injury claims that are covered by applicable insurance) in excess of $250,000 or any complaint, investigation or hearing by any Governmental Entity involving Cabot or any Cabot Subsidiary). Cabot shall promptly provide to CalWest (and its counsel) copies of all filings made by Cabot with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, including any Cabot SEC Document filed after the date of this Agreement.

                  (b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Merger Effective Time, except as otherwise expressly provided by this Agreement or the Transaction Documents or to the extent consented to by CalWest in advance and in writing, Cabot shall not and shall not authorize or commit or agree to, and shall cause the Cabot Subsidiaries (including Cabot LP) not to (and not to authorize or commit or agree to):

                           (i) (A) declare, set aside or pay any dividends on,
                  or make any other actual, constructive or deemed distributions (whether in cash, shares, property or otherwise) in respect of, any of Cabot's shares, stock or the partnership interests, shares, stock or other equity interests in any Cabot Subsidiary that is not directly or indirectly wholly-owned by Cabot, except for distributions (i) on the Cabot Common Shares declared with respect to the quarter ended September 30, 2001 and (ii) on the Preferred Units as required by their terms, and provided, that Cabot may make dividend payments it is
                      --------
                  required to make by the Code in order to maintain REIT status and those that are sufficient to eliminate any federal tax liability, (B) split, combine or reclassify any shares, stock, partnership interests or other equity interests or issue or authorize the issuance of any securities in respect of, in lieu of or in substitution for shares of such shares, stock, partnership interests or other equity interests or (C) purchase, redeem (except for the redemption of LP Units for shares of Public Common Shares in accordance with their terms) or otherwise acquire any Cabot Common Shares, stock, other equity interests or securities of Cabot or the partnership interests, stock, other equity interests or securities of any Cabot Subsidiary or any options, warrants or rights to acquire, or security convertible into, Cabot Common Shares, stock, other equity interest or securities of Cabot or the partnership interests, stock or other equity interests in any Cabot Subsidiary, except in connection with the use of Cabot Common Shares or LP Units to pay the exercise price or Tax withholding obligation upon the exercise of a Cabot Option as presently permitted under any Cabot Option Plan;

                           (ii) (A) classify or re-classify any unissued Cabot
                  Common Shares, shares of stock, units, interests, any other voting or redeemable securities (including LP Units or other partnership interests) or stock based performance units of Cabot or any Cabot Subsidiary; (B) change the number of issued and outstanding Cabot Common Shares, shares of stock, units, interests, any other voting or redeemable securities (including LP Units or other partnership interests) or stock based performance units of Cabot or Cabot Subsidiaries, (C) authorize for issuance, issue, deliver, sell, or grant any option or other right in respect of, any Cabot Common Shares, shares of stock, units, interests, any other voting or redeemable securities (including LP Units or other partnership interests), or stock based performance units of Cabot or any Cabot Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, units, interests, voting securities or convertible or redeemable securities (except, with respect to the foregoing clause (A), (B) and (C), (1) as required under the Cabot LP Agreement as presently in effect, (2) in connection with the exercise of outstanding Cabot Options under the Cabot Option Plan or the exchange of units of Cabot LP for Cabot Common Shares or other units of partnership interest of Cabot LP, pursuant to the terms of such units, (3) the issuance of DEUs for the fiscal year ending on the earlier of (a) December 31, 2001 and (b) the Merger Effective Time as required by existing Cabot Options (including DEUs) and (4) as required under the Option Agreement) or (D) amend or waive any option to acquire Cabot Common Shares;

                           (iii) amend the Cabot Charter or the Cabot By-laws,
                  the Cabot LP Agreement or any other comparable charter or organizational documents of any Cabot Subsidiary (including any joint venture agreement to which Cabot or any Cabot Subsidiary is a party), except as otherwise contemplated by this Agreement;

                           (iv) (A) merge, consolidate or enter into any other
                  business combination transaction with any Person, except as provided in Section 6.4, (B) acquire (by merger, consolidation
                              -----------
                  or acquisition) any corporation, partnership or other entity or (C) purchase any equity interest in or all or substantially all of the assets of, any Person or any division or business thereof;

                           (v) (A) enter into any new commitments obligating
                  Cabot or any Cabot Subsidiary to make capital expenditures in excess of $1,500,000 in the aggregate for each successive period of forty-five (45) days following the date hereof, not including tenant allowances under existing leases and the commitments set forth in Section 5.1(b)(v) of the Cabot Disclosure Letter, provided Cabot shall be permitted to enter into a commitment to make repairs and/or prevent damage to any Cabot Properties as is necessary in the event of an emergency situation as long as Cabot provides CalWest with a copy of such commitment within two (2) Business Days after such commitment is entered into, (B) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "Commitment") for the acquisition of any real property or other transaction (other than (i) any Commitment referred to in Section 5.1(b)(v) of the Cabot Disclosure Letter, (ii) any exchange of real property pursuant to Section 1031 of the Code referred to in Section 5.1(b)(v) of the Cabot Disclosure Letter or (iii) entering into leases for property of less than 100,000 square feet and incurring any reasonable and customary expenditures related thereto), (C) commence construction of, or enter into any Commitment to develop or construct, other real estate projects involving in excess of $250,000 (other than any Commitment referred to in Section 5.1(b)(v) of the Cabot Disclosure Letter), (D) incur additional indebtedness (secured or unsecured) except for working capital under its revolving line(s) of credit and Commitments for indebtedness described in Section 5.1(b)(v) of the Cabot Disclosure Letter or (E) modify, amend, terminate or enter into any commitment to modify, amend or terminate any indebtedness in existence as of the date hereof;

                           (vi) sell, mortgage, subject to Lien (or, in the case
                  of an involuntary Lien, failed to take action within thirty
                  (30) days of the creation thereof to have such Lien removed) or otherwise dispose of any of the Cabot Properties, except those that are (A) permitted by Section 5.1(b)(v), or (B) made in the ordinary course of business and subject of a binding contract in existence on the date of this Agreement;

                           (vii) sell, lease, mortgage, subject to Lien or
                  otherwise dispose of any of its personal or intangible property, except in transactions made in the ordinary course of business and which are not material, individually or in the aggregate;

                           (viii) except as set forth in Section 5.1(b)(viii) of
                  the Cabot Disclosure Letter, (A) assume or guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (B) prepay, refinance or amend any existing indebtedness, (C) make any loans, advances, capital contributions or investments in any other Person or (D) pledge or otherwise encumber shares of capital stock or securities in Cabot or any Cabot Subsidiary;

                           (ix) (A) make or rescind any express or deemed
                  material election relating to Taxes (unless Cabot reasonably determines, after prior consultation with CalWest, that such action is (i) required by Law; or (ii) necessary or appropriate to preserve Cabot's status as a REIT or the partnership status of Cabot LP or any other Cabot Subsidiary which files Tax Returns as a partnership for federal tax purposes (in which case, Cabot or Cabot LP, as the case may be, shall make such election in a timely manner); provided,
                                                                    --------
                  that nothing in this Agreement shall preclude Cabot from designating dividends paid by it as "capital gain dividends" within the meaning of Section 857 of the Code (with the prior written consent of CalWest, which will not be unreasonably withheld), or (B) elect to pay tax on any capital gain realized after January 1, 2001;

                           (x) (A) fail to maintain its books and records in all
                  material respects in accordance with GAAP consistently applied, (B) change any of its methods, principles or practices of accounting in effect other than as required by GAAP; provided, that with the consent of CalWest, which shall
                        --------
                  not be unreasonably withheld, Cabot may implement a change in method of accounting for federal income tax purposes with respect to classifying certain property as personal property rather than real property, (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except in the case of settlements or compromises relating to Taxes on real property or sales Taxes in an amount not to exceed, individually or in the aggregate, $250,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ended December 31, 2000, or (D) revalue in any material respect any of its assets, including writing-off accounts receivable, except, in each of the foregoing cases, as may be required by the SEC, applicable Law or GAAP (in which case, Cabot shall promptly inform CalWest of such changes);

                           (xi) other than as set forth in Section 6.6(d) and
                                                           --------------
                  except as set forth in Section 5.1(b)(xi) of the Cabot Disclosure Letter, (A) adopt any new employee benefit plan, incentive plan, severance plan, bonus plan, compensation, special remuneration, retirement, health, life, disability, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, (B) enter into or amend any employment agreement or similar agreement or arrangement or, except in the ordinary course consistent with past practice, grant or become obligated to grant any increase in the compensation or benefits of officers or employees, (C) grant any severance or termination pay, or any increase thereof, to any trustee, officer or employee, except payments made pursuant to written agreements or plans outstanding on the date hereof, the material terms of which are disclosed in
                  Section 5.1(b)(xi) of the Cabot Disclosure Letter and copies of which have been provided to CalWest, (D) increase the number of its full-time permanent employees by an amount inconsistent with past practice or (E) change any actuarial or other assumption used to calculate funding obligations with respect to any Cabot Pension Plan, or change the manner in which contributions to any Cabot Pension Plan are made or the basis on which such contributions are determined, except, in each of the foregoing cases, as may be required by Law (in which case, Cabot shall promptly inform CalWest of such action);

                           (xii) settle or compromise any material litigation,
                  including any shareholder derivative or class action claims (without regard to materiality), arising out of or in connection with any of the transactions contemplated by this Agreement, or waive, release or assign any material rights or claims;

                           (xiii) enter into or amend or otherwise modify any
                  agreement or arrangement with Persons that are Affiliates or Associates of Cabot or any Cabot Subsidiary or, as of the date of this Agreement, are employees, officers or trustees or directors of Cabot or any Cabot Subsidiary without the prior written consent of CalWest and the approval of a majority of the "independent" members of the Cabot Board of Trustees;

                           (xiv) authorize, recommend, propose or announce an
                  intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Cabot or any of the Cabot Subsidiaries;

                           (xv) fail to use its commercially reasonable efforts
                  to maintain with financially responsible insurance companies insurance, insurance coverage substantially similar to insurance coverage maintained by Cabot and the Cabot Subsidiaries on the date hereof;

                           (xvi) (A) amend or terminate, or waive compliance
                  with the terms of or breaches under, any material term of any Material Contract or enter into a new contract, agreement or arrangement that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 4.1(u)(i) of the Cabot Disclosure Letter or (B) other than in the ordinary course of business consistent with past practice, waive, release, grant or transfer any rights of material value;

                           (xvii) enter into any Tax Protection Agreement;

                           (xviii) fail to use its commercially reasonable
                  efforts to comply or remain in compliance with all material terms and provisions of any agreement relating to any outstanding indebtedness (as defined in Section 4.1(g)) of Cabot or any Cabot Subsidiary;

                           (xix) take any action that would, or that would
                  reasonably be expected to, result in (A) any of the representations and warranties of Cabot set forth in this Agreement becoming untrue or incorrect or (B) any of the Tender Offer Conditions or Section 7.1 not being satisfied;

                           (xx) fail to (A) duly and timely file all material
                  reports, Tax Returns and other material documents required to be filed with all Governmental Entities and other authorities (including the New York Stock Exchange), subject to extensions permitted by Law, provided Cabot notifies CalWest and its counsel that it is availing itself of such extensions and provided such extensions do not adversely affect Cabot's status as a qualified REIT under the Code or (B) fail to cause all such reports and other documents to be complete and accurate in all material respects when filed;

                           (xxi) fail to pay any Taxes or other material debts
                  when due;

                           (xxii) sell, securitize, factor or otherwise transfer
                  any accounts receivable;

                           (xxiii) pay, discharge or satisfy any claims,
                  Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of Liabilities reflected or reserved against in the balance sheet of Cabot dated as of June 30, 2001 contained in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 of Cabot;

                           (xxiv) except as described in Section 5.1(b)(xxiv) of
                  the Cabot Disclosure Letter, change the ownership of any Cabot Subsidiary;

                           (xxv) accept a promissory note in payment of the
                  exercise price payable under any option to purchase Cabot Common Shares;

                           (xxvi) accelerate the collection of receivables or
                  defer the payment of payables, or modify the payment terms of any receivables or payables, in each case which, either individually or in the aggregate, in a manner that would be material to Cabot; or

                           (xxvii) agree in writing or otherwise to take any
                  action inconsistent with any of the foregoing.

                                   ARTICLE VI

                              ADDITIONAL COVENANTS
                              --------------------

         Section 6.1 Access to Information; Confidentiality. Cabot shall, and
                     --------------------------------------
shall cause each of the Cabot Subsidiaries to, afford to CalWest and the Rooster Subsidiaries and their officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours and upon reasonable advance notice during the period prior to the Merger Effective Time to all of its properties (but not for the purpose of any invasive physical testing), offices, books, contracts, commitments, personnel and records and, during such period, Cabot shall, and shall cause each of the Cabot Subsidiaries to, furnish reasonably promptly to CalWest and its counsel (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities

Laws and (b) all other information (financial or otherwise) concerning its business, properties and personnel as CalWest and the CalWest Subsidiaries may reasonably request. Cabot shall also instruct Cabot's employees, counsel and financial advisors to cooperate reasonably with CalWest in its investigation of the business of Cabot and the Cabot Subsidiaries. Each of CalWest and the CalWest Subsidiaries will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement between Cabot and dated as of May 23, 2001, as amended to date (as so amended, the "Confidentiality Agreement").
                    ---------------------------

         Section 6.2 Reasonable Efforts; Notification.
                     --------------------------------

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of CalWest, Rooster Acquisition Corp., Cabot and Cabot LP agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by the Transaction Documents, including (i) the obtaining of all necessary, proper or advisable actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary, proper or advisable registrations, filings and notices and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from any Governmental Entity; (ii) the obtaining of all necessary, proper or advisable consents, approvals, waivers or exemptions from non-governmental third parties; and (iii) the execution and delivery of any additional documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of the Transaction Documents. In addition, each of CalWest, Rooster Acquisition Corp., Cabot and Cabot LP agrees to use its commercially reasonable efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger, this Agreement or the transactions contemplated by the Transaction Documents, including seeking to have any stay, temporary restraining order, injunction, or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by the Transaction Documents entered by any court or other Governmental Entity vacated or reversed. If, at any time after the Merger Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers, directors or partners, of CalWest, Rooster Acquisition Corp., Cabot and Cabot LP shall take all such necessary action. From the date of this Agreement through the Merger Effective Time, Cabot shall timely file, or cause to be filed, with the SEC all Cabot SEC Documents required to be so filed.

                  (b) Cabot shall give prompt notice to CalWest and CalWest and Rooster Acquisition Corp. shall give prompt notice to Cabot, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such
                                      --------  -------
notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         Section 6.3 Tax Treatment.
                     -------------

                  (a) CalWest, Rooster Acquisition Corp. and Cabot shall report the portions of the transactions contemplated hereby consisting of the Merger in accordance with the treatment contemplated by Section 3.2(c) and each shall use
                                              --------------
its respective best efforts to cause such portions of such transactions to be so treated for federal income tax purposes.

                  (b) Unless required by Law (as evidenced by the legal opinion of a nationally recognized U.S. law firm reasonably acceptable to CalWest and Cabot), neither CalWest and Rooster Acquisition Corp., on the one hand, nor Cabot and Cabot LP, on the other hand, will take or omit to take any action, or permit any status to exist, prior to the Merger Effective Time, that would or may jeopardize, or that is inconsistent with, Cabot's status as a REIT under the Code or the status of Cabot LP or any Cabot Subsidiary organized and existing as a partnership or limited liability company under the Laws of its jurisdiction of organization (a "Cabot Subsidiary Partnership") as a partnership for purposes of
                ------------------------------
Taxes for any period.

                  (c) Unless prohibited by Law (as evidenced by the legal opinion of a nationally recognized U.S. law firm reasonably acceptable to CalWest and Cabot) or this Agreement, up to the Merger Effective Time, Cabot, each Cabot Subsidiary and any Affiliate of any of them, shall be permitted to take or omit to take any action in order to maintain Cabot's status as a REIT under the Code or the status of Cabot LP or any Cabot Subsidiary Partnership as a partnership for purposes of Taxes for any period.

         Section 6.4 No Solicitation of Transactions.
                     -------------------------------

                  (a) Cabot shall and shall cause the Cabot Subsidiaries (including Cabot LP) to, and Cabot and Cabot LP shall take all actions reasonably necessary to cause their respective Affiliates, officers, directors, employees, financial advisors (including the Cabot Financial Advisor), counsel and any other agents to, immediately cease any discussions, negotiations or communications with any party or parties with respect to any Competing Transaction (as hereinafter defined). Cabot also agrees to promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition, stock sale, asset sale or otherwise) Cabot or any Cabot Subsidiary, if any, to return all confidential information heretofore furnished to such person by or on behalf of Cabot or any Cabot Subsidiary.

                  (b) Cabot shall not, nor shall it permit any Cabot Subsidiary to, nor shall it authorize or permit any officer, trustee, director or employee of, or any investment banker, attorney, agent or other advisor or representative of, Cabot or any Cabot Subsidiary to (i) solicit or initiate, encourage, participate in, or facilitate, directly or indirectly, any inquiries relating to, or the submission of, any proposal or offer, whether in writing or otherwise, from any Person or group (as defined in Section l3(d)(3) of the Exchange Act) other than CalWest, Rooster Acquisition Corp. or any affiliates thereof (a "Third Party") to acquire beneficial ownership (as defined under Rule
           -------------
13(d) of the Exchange Act) of all or more than 15% of the assets of Cabot and the Cabot Subsidiaries, taken as a whole, or 15% or more of any class of equity securities (or voting debt) of Cabot or Cabot LP pursuant to a merger, consolidation or other business combination, sale of shares of beneficial interest, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of more than 15% of the assets of Cabot and the Cabot Subsidiaries, taken as a whole, or 15% or more of any class of equity securities (or voting debt) in Cabot or Cabot LP (a "Competing Transaction");
                                                    -----------------------
(ii) directly or indirectly, solicit, initiate, encourage, facilitate or participate in any discussions or negotiations regarding, or furnish to any Person or group (as defined in Section l3(d)(3) of the Exchange Act) any information or data with respect to or access to the properties, offices, books, records, officers, directors or employees of, or take any other action to knowingly, directly or indirectly, facilitate, solicit or encourage the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction; or (iii) enter into any Acquisition Agreement, approve or recommend or resolve to approve or recommend any Competing Transaction or enter into any agreement (written or oral) requiring it to abandon, terminate or fail to consummate the Offer, the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing sentence, prior to the expiration of the Offer, if Cabot receives a bona fide, written proposal or offer for a Competing Transaction by a Third Party, which the Cabot Board of Trustees determines in good faith (after consultation with Cabot's independent financial advisor and outside counsel) (A) is on terms which are more favorable from a financial point of view to the holders of Cabot Common Shares than the Offer, the Merger, and the other transactions contemplated by this Agreement, (B) would result in such Third Party owning, directly or indirectly, all or substantially all of the Cabot Common Shares then outstanding (or of the surviving entity in a merger) or all or substantially all of the assets of Cabot and the Cabot Subsidiaries, (C) is not subject to any material contingency, including any contingency relating to financing (provided that if such contingency related to
                                   --------
financing is substantially similar in substance, and not less favorable to Cabot than, the Commitment Letter MAE Section (as defined in Annex I), it shall not be
                                                       -------
considered a material contingency), to which neither the Cabot Board of Trustees determines may likely be overcome or addressed nor the other party thereto has reasonably demonstrated in its written offer its ability to overcome or address, including the receipt of government consents or approvals (including any such approval required under the HSR Act), (D) does not contain a "right of first offer" or "right of first refusal" with respect to any revised Offer that CalWest or Rooster Acquisition Corp. may make, (E) is reasonably capable of being consummated (provided, that the Cabot Board of Trustees and any of its
                   --------
advisors shall be permitted to contact such Third Party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the capability of consummation) and (F) was not solicited, encouraged or facilitated by Cabot in breach of this Section 6.4(b) (a "Superior Competing
                                                         -------------------
Transaction"), then, prior to acceptance by Rooster Acquisition Corp. for
------------
payment and payment by Rooster Acquisition Corp. for Cabot Common Shares pursuant to the Offer, Cabot may, in response to an unsolicited request therefor and subject to a good faith determination by the Cabot Board of Trustees (after consultation with its outside counsel) that the failure to take such action likely would be inconsistent with its duties under Maryland law and compliance by Cabot with Section 6.4(c), furnish information with respect to Cabot and the
              --------------
Cabot Subsidiaries to, and participate in discussions and negotiations directly or through its representatives with, such Third Party, subject to a confidentiality agreement not materially less favorable to Cabot than the Confidentiality Agreement and which contains a one (1) year prohibition against such Third Party soliciting the employment of any employee of Cabot or any Cabot Subsidiary. In addition, except concurrently with Cabot's termination of this Agreement in accordance with
Section 8.1(d), neither the Cabot Board of Trustees nor any committee thereof shall (i) take any action (A) to redeem the Rights, (B) to waive or amend any provision of the Cabot Rights Agreement or (C) make any determination under, the Cabot Rights Agreement, in any such case to permit or facilitate the consummation of a Competing Transaction (provided that notwithstanding the foregoing, the Cabot Board of Trustees may delay the distribution of the Rights under the Cabot Rights Agreement so long as no person or group of persons has become an "acquiring person" for purposes of the Cabot Rights Agreement), (ii) take any action to waive the Ownership Limit with respect to any Competing Transaction, (iii) take any action necessary to render the provisions of any "fair price", "moratorium", "control share acquisition" or other takeover defense or similar statute or regulation (including the provisions of the Takeover Statute) inapplicable to any Competing Transaction, or (iv) propose, agree or resolve to do any of the foregoing. Nothing contained in this Agreement shall prevent the Cabot Board of Trustees from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act. Cabot agrees to promptly notify CalWest if the Cabot Board of Trustees determines that a Competing Transaction is not a Superior Competing Transaction.

                  (c) In addition to the obligations set forth in Sections 6.4(a) and (b), Cabot shall advise CalWest orally and in writing of (i) any Competing Transaction or any inquiry with respect to or which could reasonably be expected to lead to any Competing Transaction received by any officer or trustee of Cabot or, to the Knowledge of Cabot, any financial advisor, attorney or other advisor or representative of Cabot, (ii) the material terms and conditions of such Competing Transaction (including a copy of any written proposal) and (iii) the identity of the person making the proposal or offer for any such Competing Transaction or inquiry immediately (but in any event within twenty-four (24) hours) following receipt by Cabot or any officer or trustee of Cabot or, to the Knowledge of Cabot, any financial advisor, attorney or other advisor or representative of Cabot of such Competing Transaction proposal or inquiry. Cabot will promptly inform CalWest and Rooster Acquisition Corp. (orally and in writing) of the status and details of any such Competing Transaction proposal or inquiry (including amendments or changes or proposed amendments or changes thereto), and, in any event shall promptly inform CalWest and Rooster Acquisition Corp. (orally and in writing) of any material developments regarding such proposal or inquiry. Cabot agrees to promptly notify CalWest if the Cabot Board of Trustees determines that a Competing Transaction is not a Superior Competing Transaction.

                  (d) Cabot shall not determine to accept a Superior Competing Transaction unless (i) it has complied in all material respects with this
Section 6.4, (ii) the Cabot Board of Trustees determines in good faith (after consultation with its outside counsel) that the failure to take such action likely would be inconsistent with its duties under Maryland law, (iii) not fewer than forty-eight (48) hours prior to taking such action, CalWest is notified orally and in writing of such Board's intention to take such action and (iv) the Cabot Board of Trustees determines in good faith (after consultation with Cabot's independent financial advisor and outside counsel) that such Competing Transaction continues to be a Superior Competing Transaction after (A) taking into account any amendment of the terms of the Offer or Merger by CalWest or Rooster Acquisition Corp. and/or any proposal by CalWest to amend the terms of the Transaction

Documents, the Offer or the Merger and (B) negotiating in good faith with CalWest concerning any such new proposal by CalWest prior to the expiration of such 48-hour period.

         Section 6.5 Public Announcements. Cabot and CalWest shall consult with
                     --------------------
each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by the Transaction Documents and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided,
                                                                    --------
however, that a party may, without the prior consent of the other party, issue
-------
such press release or make such public statement as may be required by Law or the applicable rules of any stock exchange if it has used its commercially reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so prior to the time such press release or public statement is required to be filed pursuant to such Law or rules. In this regard, the parties shall make a joint public announcement of the transactions contemplated by the Transaction Documents no later than (i) the close of trading on the New York Stock Exchange on the day this Agreement is signed, if such signing occurs during regular business hours on a Business Day or (ii) the opening of trading on the New York Stock Exchange on the Business Day following the date on which this Agreement is signed, if such signing does not occur during a Business Day.

         Section 6.6 Employee Arrangements.
                     ---------------------

                  (a) Cabot Severance Agreements. On the Closing Date, CalWest
                      --------------------------
shall pay or cause to be paid the amounts due to Cabot's senior executive officers under such senior executive officers' Cabot Severance Agreements, which amounts due are set forth in Section 4.1(1)(xv) of the Cabot Disclosure Letter.

                  (b) WARN Act. On October 29, 2001, Cabot will cause to be
                      --------
mailed or personally delivered to all full-time employees, defined for purposes of this provision as all employees who have worked for an average of at least 20 hours per week and have been employed by Cabot for at least six of the twelve months prior to October 29, 2001, at Cabot's operation in Boston, Massachusetts, notices which would be sufficient to comply with the terms of the Worker Adjustment and Retraining Notification Act ("Contingent WARN Notice") and any
                                            ------------------------
applicable analogous state plant closing statutes (together "Plant Closing
                                                            --------------
Acts"). The Contingent WARN Notice shall be in the form attached hereto as
-----
Exhibit C hereto.
---------

                  (c) Employee Severance. As of the Merger Effective Time, all
                      ------------------
employees of Cabot, Cabot LP and all other Cabot Subsidiaries (collectively, the "Cabot Employees") shall be terminated. As of the date of this Agreement, the
-----------------
Cabot Severance Plan has been amended to provide (a) that RREEF Management Company (and its successors and assigns) shall be treated as an "Affiliate, purchaser or transferee" for purposes of determining whether a Cabot Employee has received an offer of employment for purposes of the Cabot Severance Plan;
(b) that as a condition to receiving any payment under the Cabot Severance Plan, the Cabot Employee must execute a general release in favor of Cabot and Cabot LP (and their successors and affiliates); and (c) any amount payable under the Cabot Severance Plan shall be offset by any amount the Cabot Employee receives pursuant to any state or federal plant closing act, excluding amounts received by a Cabot Employee with respect to any benefits other than salary.

                  (d) Cabot Options. Cabot and each Cabot Subsidiary, including
                      -------------
Cabot LP, shall take all actions as may be necessary under the Cabot Option Plans to effect the cancellations described in Section 2.7 and shall comply with
                                               -----------
all requirements regarding tax withholding in connection therewith. In addition to the foregoing and subject to the terms of the Cabot Option Plans and applicable Law, Cabot and Cabot LP shall take all actions necessary to cause the Cabot Option Plans to be terminated at or prior to the Merger Effective Time, and to satisfy CalWest that no holder of Cabot Options or other awards under such plans or programs or participant in the Cabot Option Plans, will have any right to acquire any interest in the Surviving Entity, CalWest or any CalWest Subsidiary, including Rooster Acquisition Corp., as a result of the exercise of Cabot Options or other awards or rights pursuant to such Cabot Option Plans at or after the Merger Effective Time.

                  (e) Cabot 2001 Bonus Plan. Pursuant to, and in accordance with
                      ---------------------
the terms of, the Cabot 2001 Bonus Plan, Cabot shall, and shall be permitted to, pay the bonuses identified on Schedule 5.1(b)(xi) of the Cabot Disclosure Letter
                              -------------------
upon the earlier to occur of (i) the Merger Effective Time and (ii) February 1, 2002.

                  (f) 401(k) Plan. Unless otherwise agreed by Cabot, Cabot LP
                      -----------
and CalWest, immediately prior to the effective time of any transaction (or series of transactions) in which Cabot and Cabot LP become members of the CalWest controlled group, within the meaning of Section 414(b), (c), (m) or (o) of the Code, and if directed to do so by CalWest, Cabot and Cabot LP will take such action (and cause their subsidiaries to take such action) as is necessary to terminate its 401(k) Plan (the "Cabot 401(k) Plan") and also will take all necessary action to ensure that each Cabot Employee is fully vested in his or her account balance under the Cabot 401(k) Plan.

                  (g) COBRA Payments. In the event that the employment of any
                      --------------
employee of Cabot is terminated at or within six (6) months after the Merger Effective Time and in the event that such employee obtains insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the
                                                            -------
Surviving Entity shall pay a portion of the premium owed by such employee under the COBRA plan equal to the premium paid by Cabot under the Cabot Employee Benefit Plans in which such employee participated prior to the Closing Date. Such premiums shall be paid for a period of time equal to the lesser of (x) the period of months upon which such employee severance payment has been calculated and (y) 18 months from the date of termination of employment.

         Section 6.7 Indemnification; Directors'/Trustees' and Officers'
                     ---------------------------------------------------
Insurance.

                  (a) CalWest and Rooster Acquisition Corp. agree that all rights to indemnification existing in favor of, and all exculpations and limitations of the personal liability of, the trustees and officers of Cabot (the "Indemnified Parties") provided for in the Cabot Charter or the Cabot
     ---------------------
By-laws, as well as indemnification agreements, as in effect as of the date hereof with respect to matters occurring at or prior to the Merger Effective Time, including the Merger, shall continue in full force and effect in accordance with their terms; provided, however, that all rights to
                             --------  -------
indemnification in respect of any claims (each, a "Claim") asserted or made
                                                  -------
within such period shall continue until the disposition of such Claim. For a period of six (6) years after the Merger Effective Time, the Surviving Entity shall, and CalWest will cause the

Surviving Entity to, cause to be maintained in effect the existing trustees', directors' and officers' liability insurance and fiduciary insurance policies with an amount of coverage not less than 100% of the amount of existing coverage, or policies that are no less favorable to the Indemnified Parties, and with an amount of coverage not less than 100% of the amount of existing coverage, than the policies which are currently maintained by Cabot, with respect to claims arising from facts or events which occurred at or before the Merger Effective Time, so long as such policies are available for an annual premium which is no more than 200% of the current annual premium for the existing policies; provided, that if such policies are not available for an annual premium of no more than 200% of the current annual premium, then policies in an amount and scope as great as can be obtained for an annual premium of 200% of the current annual premium shall be obtained.

                  (b) This Section 6.7 is intended for the irrevocable benefit
                           -----------
of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of CalWest, Cabot and the Surviving Entity. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.7.
                            -----------

                  (c) In the event that the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors, assigns and transferees of the Surviving Entity, as the case may be, assume the obligations set forth in this Section 6.7.
     -----------

         Section 6.8 Assistance; Cabot LP Merger.
                     ---------------------------

                  (a) From and after the date of this Agreement, if CalWest requests, Cabot and the Cabot Subsidiaries shall cooperate, and shall use their commercially reasonable efforts to cause Cabot's attorneys, accountants and other representatives to cooperate, in connection with any financing efforts (including the refinancing or assumption of existing indebtedness) of CalWest and Rooster Acquisition Corp. or their Affiliates (including providing assistance in the preparation of one or more offering circulars, private placement memoranda, registration statements or other offering documents relating to debt and/or equity financing) and any other filings that may be made by CalWest and Rooster Acquisition Corp. or their Affiliates, including, if applicable, with the SEC, all at the sole expense of CalWest and Rooster Acquisition Corp. (or their Affiliates). From and after the acceptance for payment and payment for Cabot Common Shares by Rooster Acquisition Corp. in the Offer, if CalWest requests, Cabot shall create new subsidiaries and effect mergers and/or conversions of or among wholly-owned Cabot Subsidiaries at the direction of CalWest and, immediately prior to the Merger Effective Time, shall transfer any assets and/or Liabilities to such entities at the direction of CalWest, all at the expense of CalWest; provided, however, that Cabot shall not
                                        --------  -------
be required to undertake any action pursuant to this sentence if doing so would result in Cabot being unable to satisfy the conditions to the obligations of CalWest and Rooster Acquisition Corp. to close the Merger set forth in Article VII or if doing so would be inconsistent with any other existing agreements. Cabot shall cooperate with CalWest in obtaining surveys, title commitments and/or policies and appraisals with respect to the Cabot Properties (it being understood that such activities shall be conducted at CalWest's (or a CalWest Subsidiary's) expense).

                  (b) Upon the consummation of the Offer, if there remain outstanding any LP Units (other than those held by any of the CalWest Parties), then CalWest, Rooster Acquisition Corp., Cabot and Cabot LP shall take all actions reasonably necessary to effect a merger of a wholly owned subsidiary of CalWest or Rooster Acquisition Corp. with and into Cabot LP with Cabot LP surviving such merger (the "LP Merger") and pursuant to which each then
                           -----------
outstanding LP Unit shall be exchanged and cancelled for the right to receive an amount equal to the product of (i) the number of Cabot Common Shares for which such LP Unit may have been converted immediately prior to the Merger Effective Time, multiplied by (ii) the Per Share Amount, or such greater amount as is offered to the holders of Cabot Common Shares pursuant to the Offer, including amending the Second Amended and Restated Agreement of Limited Partnership of Cabot LP, dated February 4, 1998, as amended, to provide that such merger will not cause a liquidation, dissolution or winding-up of Cabot LP. Notwithstanding anything to the contrary contained herein, CalWest, Rooster Acquisition Corp., Cabot and Cabot LP hereby agree that the Merger and such LP Merger shall be consummated concurrently.

Section 6.9       Tax Returns.
                  -----------

                  (a) CalWest shall cause there to be an interim closing of the books under Section 706 of the Code with respect to Cabot LP effective as of the Merger Effective Time for purposes of dividing and allocating Cabot LP's income for the taxable year in which the Merger occurs.

                  (b) After the Merger Effective Time, CalWest shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by Cabot and the Cabot Subsidiaries for all periods with the applicable taxing authority on or before the due date (including extensions, if any) for filing such Tax Returns.

         Section 6.10 Environmental Matters. Cabot and the Cabot Subsidiaries
                      ---------------------
shall make available to CalWest and Rooster Acquisition Corp. such environmental investigations, studies, tests, reviews, or other written analysis within the possession or control of Cabot or any Cabot Subsidiary in relation to any property or facility now or previously owned, leased or operated by Cabot or any Cabot Subsidiary, which have previously not been provided to CalWest or Rooster Acquisition Corp.

         Section 6.11 Cabot and Cabot LP Joint Ventures. During the period from
                      ---------------------------------
the date hereof until the Merger Effective Time, Cabot and Cabot LP shall use commercially reasonable efforts and cause their respective Subsidiaries to use their commercially reasonable efforts to effect such transactions on such terms as are reasonably requested by CalWest or Rooster Acquisition Corp. regarding the joint ventures to which Cabot, Cabot LP and their respective Subsidiaries are a party, including (a) the sale by Cabot Ventures II, LLC's of its interest in TC Rancho Cucamonga LLC to Teachers REA, LLC; (b) the purchase by Cabot LP of CCP Industrial Member, LLC's interest in CCP-Cabot Industrial Investors I, LLC;
(c) the purchase by Cabot LP of CCP-Industrial Member, LLC's interest in CCP-Cabot Industrial Investors II, LLC; and (d) the purchase by Cabot LP of Taylor & Mathis Industrial Properties, LLC's interest in Meadows Business Center, LLC.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT
                              --------------------

         Section 7.1 Conditions to Each Party's Obligation to Effect the Merger.
                     ----------------------------------------------------------
The respective obligations of Cabot and Rooster Acquisition Corp. to effect the Merger on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) if required by Title 8, this Agreement and the Merger shall have been approved by the Cabot Common Shareholders in accordance with Title 8 and any other applicable Laws (including the proper filing and dissemination of the Proxy Statement or any information statement, if required);

                  (b) there shall be no Law or Order (which Order or other action the parties hereto shall use their commercially reasonable efforts to vacate or lift) which prohibits, enjoins, restrains or precludes the consummation of the Merger under applicable Law; and

                  (c) Rooster Acquisition Corp. shall have accepted for payment and paid for, pursuant to the terms and conditions of the Offer, all Cabot Common Shares duly tendered pursuant to the Offer and not withdrawn.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

         Section 8.1 Termination. This Agreement may be terminated and the
                     -----------
Offer, the Merger and the adoption, execution and delivery of the other transactions contemplated by the Transaction Documents may be abandoned at any time prior to the Merger Effective Time (notwithstanding any approval of the Merger, this Agreement or any of the other transactions contemplated by this Agreement or any other Transaction Document by the Cabot Common Shareholders):

                  (a) by the mutual written consent of Cabot and CalWest;

                  (b) by Cabot or CalWest, if any Governmental Entity shall have issued an Order permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Cabot Common Shares pursuant to the Offer, or issued a similar Order with respect to the Merger or any of the material transactions contemplated by the other Transaction Documents and such Order shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (b) shall have used all commercially reasonable efforts to remove or to reverse such Order;

                  (c) by Cabot, if (i) Rooster Acquisition Corp. shall have failed to commence the Offer within the five (5) Business Day period provided in Section 1.1(a), subject to the terms of Section 1.1(a)
                     --------------                          --------------
         (including the Tender Offer Conditions), (ii) if Rooster Acquisition Corp. terminates or withdraws the Offer without accepting for payment and promptly paying for all Cabot Common Shares validly tendered for payment and not withdrawn thereunder in breach of this Agreement, (iii) the Offer shall have expired (or shall have been required to expire pursuant to the terms of this Agreement) without the acceptance for payment and prompt payment for all Cabot Common Shares validly tendered for payment and not withdrawn thereunder or (iv) if the Offer has not been consummated on or before the date that is 120 days from the date of this Agreement; provided, that the right to terminate this Agreement pursuant to the foregoing clauses (c)(i), (ii), (iii) and (iv) shall not be available to Cabot if Cabot's (or any Cabot Subsidiary's) failure to fulfill any obligation under this Agreement has been the proximate cause of, or resulted in, such event or condition;

                  (d) by Cabot, prior to the consummation of the Offer, if it determines to accept a proposal or offer for a Superior Competing Transaction; provided, however, that this Agreement may not be so
                      --------  -------
         terminated under this Section 8.1(d) unless (i) the Cabot Board of
                               --------------
         Trustees determines in good faith (after consultation with its outside counsel) that the failure to take such action likely would be inconsistent with its duties under Maryland law, (ii) not fewer than forty-eight (48) hours prior to taking such action, CalWest is notified orally and in writing of such Board's intention to take such action and
         (iii) the Cabot Board of Trustees determines in good faith (after consultation with Cabot's independent financial advisor and outside counsel) that such Competing Transaction continues to be a Superior Competing Transaction after (A) taking into account any amendment of the terms of the Offer or Merger by CalWest or Rooster Acquisition Corp. and/or any proposal by CalWest to amend the terms of the Transaction Documents, the Offer or the Merger and (B) negotiating in good faith with CalWest concerning any such new proposal by CalWest prior to the expiration of such 48-hour period;

                  (e) by CalWest, prior to consummation of the Offer, if (i) the Cabot Board of Trustees shall have withdrawn or adversely modified its approvals or recommendations of the Offer, the Merger, the Transaction Documents or the transactions contemplated thereby (it being understood, however, that for all purposes of this Agreement, the fact that Cabot has supplied any person with information regarding Cabot or has entered into discussions or negotiations with such person as permitted by, or without violating, this Agreement, or the disclosure of such facts, shall not be deemed in and of itself a withdrawal or modification of such approvals or recommendations); or (ii) the Cabot Board of Trustees shall have (A) recommended to the Cabot Common Shareholders that they approve or accept a Competing Transaction rather than the transactions contemplated by the Transaction Documents or (B) determined to accept a proposal or offer for a Superior Competing Transaction;

                  (f) by CalWest, (i) if the Offer terminates or expires without CalWest and Rooster Acquisition Corp. having purchased any Cabot Common Shares thereunder or (ii) if the Offer has not been consummated on or before the later of (A) December 28, 2001 if the Minimum Condition is not satisfied on December 28, 2001, or any date thereafter, at CalWest's option, if the Minimum Condition continues to be unsatisfied on such date (in accordance with Section 1.1(d)), or (B)
                                                         --------------
         the date that is 120 days from the date of this Agreement (provided,
                                                                    --------
         that the right to terminate this Agreement pursuant to the foregoing clauses (f)(i) and (ii) shall not be available to CalWest if CalWest's (or any CalWest Subsidiary's) failure to fulfill any obligation under this Agreement has been the proximate cause of, or resulted in, such event or condition);

                  (g) by CalWest, if any of the following events shall occur and be continuing or conditions exist (any such event or condition, a "Terminating Cabot Breach"):
         --------------------------

                           (i) prior to the acceptance for payment by Rooster
                  Acquisition Corp. of Cabot Common Shares pursuant to the Offer, any of the representations and warranties of Cabot contained in this Agreement and qualified by the term Cabot Material Adverse Effect shall not be true and correct as of the date of determination or the date hereof (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case CalWest's right to terminate pursuant to this clause (i) shall be triggered only if such representation or warranty shall not be true and correct as of such date); or

                           (ii) prior to the acceptance for payment by Rooster
                  Acquisition Corp. of Cabot Common Shares pursuant to the Offer, any of the representations and warranties of Cabot contained in this Agreement and qualified by materiality (not including those that are qualified by the term Cabot Material Adverse Effect) shall not be true and correct as of the date of determination or the date hereof (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case CalWest's right to terminate pursuant to this clause (ii) shall be triggered only if such representation or warranty shall not be true and correct as of such date), except where the failure of any such representation or warranty to be so true and correct, together with all other representations and warranties qualified by materiality (not including those that are qualified by the term Cabot Material Adverse Effect) which are not true and correct, would not constitute a Cabot Material Adverse Effect; or

                           (iii) prior to the acceptance for payment by Rooster
                  Acquisition Corp. of Cabot Common Shares pursuant to the Offer, the representations and warranties of Cabot contained in this Agreement and not qualified by materiality or the term Cabot Material Adverse Effect shall not be true and correct in all material respects as of the date of determination, the date hereof or, with respect to the representations and warranties expressly limited to a specific date, as of such specific dates; or

                           (iv) Cabot shall have failed to perform or comply
                  with, in all material respects, each of its agreements contained in this Agreement required to be performed at or prior to the date of determination;

                  provided, however, that if such Terminating Cabot Breach is
                  --------  -------
         capable of being cured by Cabot within ten (10) Business Days after the notification of the occurrence of the Terminating Cabot Breach and prior to the Merger Effective Time through the exercise of its commercially reasonable efforts and is so cured within such period, so long as Cabot continues to exercise such commercially reasonable efforts, CalWest may not terminate this Agreement under this Section 8.1(g); or
                              --------------

                  (h) by Cabot, if any of the following events shall occur and be continuing or conditions exist: (i) any of the representations and warranties of any CalWest Party contained in this Agreement that are qualified as to materiality shall not be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as of the date of determination (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct as of such date), except where the failure to be so true and correct would not reasonably be expected to prevent or materially delay the consummation of the Offer, the Merger or any other transaction contemplated by the Transaction Documents and except where the failure of such representation or warranty to be so true and correct was principally caused by general economic changes, changes in the U.S. financial markets generally, changes that affect REITs generally or changes that generally affect real estate properties of the type generally owned by Cabot; or (ii) the CalWest Parties shall have failed to perform in all material respects each of their agreements contained in this Agreement required to be performed at or prior to the date of determination (any such event or condition, a "Terminating CalWest
                                                       --------------------
         Breach"); provided, however, that such Terminating CalWest Breach must
         -------   --------  -------
         be reasonably likely to materially adversely affect the consummation of the Offer or the Merger, if such Terminating CalWest Breach is capable of being cured by CalWest prior to the Merger Effective Time through the exercise of its commercially reasonable efforts, so long as CalWest continues to exercise such commercially reasonable efforts, Cabot may not terminate this Agreement under this Section 8.1(h).
                                                 --------------

The right of any party hereto to terminate this Agreement pursuant to this
Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling or controlled by any such party or any of their respective officers, directors or trustees, whether prior to or after the execution of this Agreement.

         Section 8.2 Expenses.
                     --------

                  (a) Except as otherwise specified in this Section 8.2 or
                                                            -----------
agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement, the Offer, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense (with respect to such party, its "Expenses"); provided, however, that
                                            ----------   --------  -------
if the Merger is consummated, all Expenses of Cabot and Cabot LP shall be paid by the Surviving Entity and its Subsidiaries; provided, further, that any filing
                                              --------  -------
fees under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall be split equally between Cabot and CalWest.
     ---------

                  (b) Cabot and Cabot LP agree that if this Agreement shall be terminated pursuant to Section 8.1(g), then Cabot and Cabot LP will pay to
                       --------------
CalWest, or to such party or parties as directed by CalWest, an amount equal to
(i) in the event of a termination pursuant to Section 8.1(g)(i), Section
                                              -----------------  -------
8.1g(ii) or Section 8.1(g)(iii), the Break-Up Expenses (as hereinafter defined)
--------    -------------------
or (ii) in the event of a termination pursuant to Section 8.1(g)(iv),
                                                  ------------------
$15,000,000. Cabot and Cabot LP also agree that if this Agreement

                           (i) is terminated pursuant to Section 8.1(c)(iii),
                                                         -------------------
                  Section 8.1(c)(iv) or Section 8.1(f) and (A) following the
                  ------------------    --------------
                  first public announcement of this Agreement and on or before the date of any such termination, a plan or proposal with respect to a Competing Transaction is publicly disclosed or announced or is otherwise reported in the media, (B) thereafter, but prior to such termination, Cabot failed to publicly reaffirm its recommendations and approvals of the Offer, Merger and other transactions contemplated by the Transaction Documents in response to any such plan or proposal or any material modification thereof and (C) within 180 days of the date of such termination, Cabot shall consummate a Competing Transaction or enter into an Acquisition Agreement (or resolves or announces an intention to do so) providing for a Competing Transaction that is ultimately consummated (in each case, regardless of whether such Competing Transaction is the same Competing Transaction which was proposed or announced as of the date of termination); or

                           (ii) is terminated pursuant to Section 8.1(g) (other
                                                          --------------
                  than as a result of a breach by Cabot of Section 6.4) and (A) on or before the date of any such termination, there has been or there is proposed by a Third Party to Cabot to consummate, or a Third Party shall have publicly announced, following the first public announcement of this Agreement, a plan or proposal with respect to, a Competing Transaction and (B) within 360 days of the date of such termination, Cabot shall consummate a Competing Transaction or enter into an Acquisition Agreement (or resolves or announces an intention to do so) providing for a Competing Transaction that is ultimately consummated (in each case, regardless of whether such Competing Transaction is the same Competing Transaction which was proposed or announced as of the date of termination); or

                           (iii) is terminated pursuant to Section 8.1(g) as a
                                                           --------------
                  result of a breach by Cabot of Section 6.4 and within 360 days of the date of such termination, Cabot shall consummate a Competing Transaction or enter into an Acquisition Agreement (or resolves or announces an intention to do so) providing for a Competing Transaction that is ultimately consummated; or

                           (iv) is terminated pursuant to Section 8.1(d) or (e),
                                                          --------------    ---

then, Cabot and Cabot LP shall pay to CalWest, or as directed by CalWest, an amount equal to the Break-Up Fee (as defined below) plus any Break-Up Expenses (unless such Break-Up Expenses or an amount equal to $15,000,000 was paid theretofore pursuant to the first sentence of this Section 8.2(b)). Payment of any of such amounts shall be made, as directed by CalWest, by prompt wire transfer of immediately available funds, but in no event later than one (1) Business Day after the amount is due as provided herein.

                  (c) For purposes of this Agreement, the "Break-Up Fee" shall
                                                          --------------
be an amount equal to $35,000,000.

                  (d) For purposes of this Agreement, the "Break-Up Expenses"
                                                          -------------------
shall be an amount equal to the out-of-pocket expenses of CalWest or any of its affiliates incurred in connection with the Offer, the Merger, this Agreement and the other transactions contemplated by the Transaction Documents (including all attorneys', accountants', investment bankers', consultants', appraisers', insurers' and financing sources' fees and expenses), but in no event in an amount greater than $17,500,000.

                  (e) Notwithstanding anything to the contrary in this Agreement (other than in the case of a willful or intentional breach of this Agreement, including such a breach of Section 6.4), CalWest expressly acknowledges and agrees that, with respect to any termination of this Agreement pursuant to
Section 8.1(d), (e) or (g) in circumstances where the Break-Up Fee and/or the
--------------  ---    ---
Break-Up Expenses are payable in accordance with Section 8.2(b), the payment of
                                                 --------------
the Break-Up Fee and/or the Break-Up Expenses shall constitute liquidated damages with respect to any claim for damages or any other claim which CalWest would otherwise be entitled to assert against Cabot, the Cabot LP or any Cabot Subsidiary or any of their respective assets, or against any of their respective trustees, directors, officers, employees, partners or shareholders, with respect to this Agreement and the transactions contemplated by the Transaction Documents and shall constitute the sole and exclusive remedy available to CalWest. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement pursuant to Section 8.1(d), (e) or (g) in
                                          --------------  ---    ---
circumstances where the Break-Up Fee and/or the Break-Up Expenses are payable in accordance with Section 8.2(b), the right to payment under any of such
                --------------
subsections of Section 8.1: (i) constitutes a reasonable estimate of the damages
               -----------
that will be suffered by reason of any such proposed or actual termination of this Agreement pursuant to said section, and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing. Except for nonpayment of the amounts set forth in Section 8.2(b), CalWest hereby agrees
                                           --------------
that, upon any termination of this Agreement pursuant to Section 8.1(d), (e) or
                                                         --------------  ---
(g) in circumstances where the Break-Up Fee and/or the Break-Up Expenses are
---
payable in accordance with Section 8.2(b), in no event (other than in the case
                           --------------
of an intentional or willful breach of this Agreement, including such a breach of Section 6.4) shall CalWest (A) seek to obtain any recovery or judgment against Cabot, the Cabot LP or any Cabot Subsidiary or any of their respective assets, or against any of their respective trustees, directors, officers, employees, partners or shareholders, or (B) be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

         Section 8.3 Effect of Termination. In the event of termination of this
                     ---------------------
Agreement by either Cabot or CalWest as provided in Section 8.1, this Agreement
                                                    -----------
shall forthwith become void and have no effect, without any liability or obligation on the part of CalWest and Rooster Acquisition Corp., Cabot or Cabot LP, other than the last sentence of Section 6.1, Section 8.1, Section 8.2, this
                                    -----------  -----------  -----------
Section 8.3 and Article IX and except to the extent that such termination
-----------     ----------
results from a breach by a party of any of its covenants or agreements set forth in this Agreement.

         Section 8.4 Amendment. This Agreement may be amended by the parties in
                     ---------
writing by action of their Board of Trustees or Boards of Directors, as the case may be, at any time before or after the Cabot Common Shareholder Approval is obtained and prior to the filing of the Articles of Merger with the Maryland Department with respect to the Merger; provided, however, that, after the Cabot
                                       --------  -------
Common Shareholder Approval is obtained, no such amendment, modification or supplement shall alter the amount or change the form of the Merger Consideration to be delivered to Cabot's shareholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect Cabot's shareholders.

         Section 8.5 Extension; Waiver. At any time prior to the Merger
                     -----------------
Effective Time, each of Cabot and CalWest may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the provisions of Section 8.4, waive compliance with
                                              -----------
any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

         Section 9.1 Nonsurvival of Representations and Warranties. None of the
                     ---------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive (i) in the case of representations and warranties made by either of Cabot and the Cabot LP, the acceptance for payment of any Cabot Common Shares pursuant to the Offer or (ii) in the case of representations and warranties made by any of the CalWest Parties, the Merger Effective Time. This Section 9.1 shall not limit any covenant or agreement of
                     -----------
the parties which by its terms contemplates performance after the Merger Effective Time.

         Section 9.2 Notices. All notices, requests, claims, demands and other
                     -------
communications under this Agreement shall be in writing (and also made orally if so required pursuant to any Section of the Agreement) and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a) if to CalWest, to

             CalWest Industrial Properties, LLC
             c/o RREEF America L.L.C.
             101 California Street, 26th Floor
             San Francisco, CA  94111
             Attn.: Warren H. Otto

             Phone: (415) 781-3300
             Fax: (415) 391-9015

             with a copy to:

             Orrick Herrington & Sutcliffe LLP
             Old Federal Bank Building
             400 Sansome Street
             Attn.: Richard Vernon Smith, Esq.
             Phone: (415) 392-1122
             Fax: (415) 773-5759

             if to Cabot, to

             Cabot Industrial Trust
             Two Center Plaza, Suite 200
             Boston, MA 02108-1906
             Attn.: Robert E. Patterson
             Phone:   (617) 723-0900
             Fax: (617) 722-8237

             with a copy to:

             Mayer, Brown & Platt
             190 S. LaSalle Street
             Chicago, IL  60603
             Attn.: Edward J. Schneidman, Esq.
             Phone:   (312) 701-7348
             Fax: (312) 701-7711

         Section 9.3 Interpretation. When a reference is made in this Agreement
                     --------------
to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereby" refer to this Agreement.

         Section 9.4 Counterparts. This Agreement may be executed in one or more
                     ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This
                     ----------------------------------------------
Agreement, the Confidentiality Agreement, the Shareholder Agreements, the Unitholder Agreements, the Option Agreement and the Amendment to Rights Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and there are no other or additional agreements between CalWest, Rooster Acquisition Corp., or any of their respective affiliates, on the one hand, and any holders of Cabot Common Shares or LP Unitholders or their respective affiliates, on the other hand, relating to, arising from or otherwise entered into in connection with this Agreement and the transactions contemplated hereby. Except for the provisions of Sections 6.6 and 6.7, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

         Section 9.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                     -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Section 9.7 Assignment. Neither this Agreement nor any of the rights,
                     ----------
interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that CalWest and Rooster Acquisition Corp. may transfer to their Affiliates and financing sources without the consent of Cabot or Cabot LP; provided, CalWest continues to be liable for
                                  --------
the performance of all of the obligations and payments to be made by the CalWest Parties and such assignees hereunder if and only to the extent that such assignees do not timely perform such obligations in all respects. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 9.8 Enforcement. The parties agree that irreparable damage
                     -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States, this being in addition to any other remedy to which they are entitled at Law or in equity.

         Section 9.9 Annex I; Exhibits; Disclosure Letter. Annex I, the Exhibits
                     ------------------------------------
referred to herein and the Cabot Disclosure Letter (and all exhibits or attachments thereto) are intended to be and hereby are specifically made a part of this Agreement.

         Section 9.10 Limitation of Liability of Shareholders, Trustees and
                      -----------------------------------------------------
Officers of Cabot. No obligation or Liabilities of Cabot which may arise at any
-----------------
time under this Agreement or any obligation or Liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby or thereby shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Cabot's shareholders, trustees, officers, employees or agents solely as a result of their status, and solely in their capacities as, shareholders, trustees, officers, employees or agents, as the case may be, regardless of whether such obligation or Liability is in the nature of contract, tort or otherwise. Nothing contained herein shall act to limit the Liability of Cabot's trustees, officers, employees or agents to Cabot or limit the ability of any shareholder of Cabot to bring a derivative action on behalf of Cabot against its trustees, officers, employees or agents.

         Section 9.11 Jurisdiction; Venue. THE PARTIES HEREBY IRREVOCABLY SUBMIT
                      -------------------
TO THE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF MARYLAND SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A MARYLAND STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAWS, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

         Section 9.12 Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND
                      -----------------------
AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

                                   ARTICLE X

                               CERTAIN DEFINITIONS
                               -------------------

         Section 10.1 Certain Definitions. For purposes of this Agreement:
                      -------------------

         "Acquisition Agreement" means any letter of intent, agreement in
         -----------------------
principle, merger agreement, stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to a Competing Transaction.

         "Affiliate" of any Person has the meaning assigned thereto by Rule
         -----------
12b-2 under the Exchange Act.

          "Amendment to Rights Agreement" means the Amendment to Rights
          -------------------------------
Agreement dated as of October 28, 2001.

         "Articles of Merger" means the articles of merger with respect to the
         --------------------
Merger, containing the provisions required by, and executed in accordance with, the MGCL.

         "Associate" of any Person has the meaning assigned thereto by Rule
         -----------
12b-2 under the Exchange Act.

         "Business Day" means any day other than a Saturday, Sunday or a day on
         --------------
which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

         "Cabot Material Adverse Effect" means, with respect to Cabot, any
         -------------------------------
change, event or effect that shall have occurred that, when taken together with all other adverse changes, events or effects that have occurred, is or is reasonably likely to (i) be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or Liabilities of Cabot and the Cabot Subsidiaries taken as a whole or (ii) prevent or materially delay the performance by Cabot or Cabot LP of any of its obligations under this Agreement or the consummation of the Offer, the Merger or the other transactions contemplated by the Transaction Documents, not including the effect of general economic changes, changes in the U.S. financial markets generally, changes that affect REITs generally and changes that generally affect real estate properties of the type generally owned by Cabot, in each case that are a principal cause of such change, event or effect.

         "Cabot Rights Agreement" shall mean the Amended and Restated Rights
         ------------------------
Agreement dated September 10, 1998 between Cabot and EquiServe Limited Partnership (as successor to BankBoston, N.A.), as rights agent, as amended by the Amendment to Rights Agreement.

         "Cabot Subsidiary" means Cabot LP and each other Subsidiary of Cabot.
         ------------------

         "CalWest Subsidiary" means Rooster Acquisition Corp. and each other
         --------------------
Subsidiary of CalWest.

         "CERCLA" means the Comprehensive Environmental Response, Compensation,
         --------
and Liability Act of 1980, as amended from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended.
         ------

         "Knowledge", or any similar expression, shall mean (i) with respect to
         -----------
Cabot (or any Cabot Subsidiaries), the actual knowledge of the persons set forth on Schedule 10.1(a) after due inquiry; and (ii) with respect to CalWest (or any of its Subsidiaries), the actual knowledge of the persons set forth on Schedule 10.1(b) after due inquiry.

         "Law" means any Federal, state, local or foreign statute, law,
         -----
regulation, permit, license, approval, authorization, rule, ordinance or code of any Governmental Entity, including any judicial or administrative interpretation thereof.

         "Liabilities" means any and all debts, liabilities and obligations of
         -------------
any nature whatsoever, whether accrued or fixed, absolute or contingent, including those arising under any Law, those arising under any contract, agreement, commitment, instrument, permit, license, franchise or undertaking and those arising as a result of any act or omission.

         "Maryland Department" means the State Department of Assessments and
         ---------------------
Taxation of Maryland.

         "Order" means any award, judgment, injunction, consent, ruling, decree
         -------
or order (whether temporary, preliminary or permanent) issued, adopted, granted, awarded or entered by any Governmental Entity or private arbitrator.

         "Person" means an individual, corporation, partnership, limited
         --------
liability company, joint venture, association, trust, unincorporated organization or other entity.

         "Securities Act" means the Securities Act of 1933, as amended.
         ----------------

         "Subsidiary" of any Person means any corporation, partnership, limited
         ------------
liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal entity.

         "Tax" or "Taxes" shall mean any federal, state, local and foreign
         -----    -------
income, gross receipts, license, withholding, property, recording, stamp, sales, use, franchise, employment, payroll, excise, environmental and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions thereto.

         "Tax Return" shall mean any return, declaration, report, claim for
         ------------
refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Transaction Documents" means this Agreement, the Option Agreement, the
         -----------------------
Shareholder Agreements and all other agreements, instruments and documents to be executed by Cabot and Cabot LP in connection with the transactions contemplated by such agreements.

         "Voting Debt" shall mean bonds, debentures, notes or other indebtedness
         -------------
having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of equity interests in Cabot, any Cabot Subsidiary, CalWest and Rooster Acquisition Corp., as applicable, may vote.

                                   * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                 CALWEST INDUSTRIAL PROPERTIES, LLC

                                 By:      RREEF America L.L.C., its Manager

                                 By:      /s/ CHARLES B. LEITNER, III
                                     --------------------------------------
                                          Name: Charles B. Leitner, III
                                                Senior Vice President

                                 ROOSTER ACQUISITION CORP.

                                 By:      /s/ CHARLES B. LEITNER, III
                                     --------------------------------------
                                          Name: Charles B. Leitner, III
                                                President

                                 CABOT INDUSTRIAL TRUST

                                 By:      /s/ FERDINAND COLLOREDO-MANSFELD
                                     --------------------------------------
                                          Name:  Ferdinand Colloredo-Mansfeld
                                          Title: Chairman & Chief Executive
                                                 Officer

                                 CABOT INDUSTRIAL PROPERTIES, L.P.

                                 By:      Cabot Industrial Trust, its
                                          Sole General Partner

                                 By:      /s/ FERDINAND COLLOREDO-MANSFELD
                                     --------------------------------------
                                          Name:  Ferdinand Colloredo-Mansfeld
                                          Title: Chairman & Chief Executive
                                                 Officer

                                                                         ANNEX I

Tender Offer Conditions. Notwithstanding any other provision of the Offer,
-----------------------
neither CalWest nor Rooster Acquisition Corp. shall be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to the obligation of Rooster Acquisition Corp. to pay for or return tendered Cabot Common Shares after termination or withdrawal of the Offer), pay for, and (subject to any such rules or regulations) may delay the acceptance for payment of any tendered Cabot Common Shares and (except as provided in the Merger Agreement) amend or terminate the Offer as to any tendered Cabot Common Shares if (i) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer Cabot Common Shares representing two-thirds of the outstanding Cabot Common Shares on a fully diluted basis, after giving effect to the exercise or conversion of all options, rights, LP Units and other securities exercisable or convertible into such voting securities (the "Minimum
                                                            --------
Condition"), (ii) any consent identified in Section 4.1(d)(iii) of the Cabot
----------                                  -------------------
Disclosure Letter shall not have been obtained prior to the expiration of the Offer, (iii) any applicable waiting period (and any extension thereof) under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, or (iv) at any time after the date of the Merger Agreement and prior to the time of acceptance for payment of any such Cabot Common Shares, any of the following events shall occur and be continuing or conditions exist:

         (a) there shall have been any action taken, or any Law, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition which (i) prohibits, restrains, limits or makes illegal the acceptance for payment, payment for or purchase of Cabot Common Shares or the consummation of the Offer, the Merger or the other material transactions contemplated by the Transaction Documents, (ii) renders Rooster Acquisition Corp. unable to accept for payment, pay for or purchase some or all of the Cabot Common Shares tendered and not withdrawn pursuant to the Offer, or (iii) imposes material limitations on the ability of Rooster Acquisition Corp. to effectively exercise full rights of ownership of the Cabot Common Shares to be acquired in the Offer, including the right to vote such Cabot Common Shares, or the assets or business of Cabot and the Cabot Subsidiaries; or

         (b) there shall be officially threatened in writing or pending any suit, action or proceeding by any Governmental Entity challenging the acquisition by CalWest or Rooster Acquisition Corp. of any Cabot Common Shares, seeking to restrain or prohibit consummation of the Offer or the Merger, or seeking to place limitations on the ownership of Cabot Common Shares or the assets and business of Cabot or the Cabot Subsidiaries by CalWest or Rooster Acquisition Corp.; or

         (c) the Merger Agreement shall have been terminated in accordance with its terms; or

         (d) since the date of the Merger Agreement there shall have occurred a Cabot Material Adverse Effect; or

         (e) (i) any of the representations and warranties of Cabot contained in this Agreement which are qualified by the term Cabot Material Adverse Effect, shall not be true and correct; (ii) any of the representations and warranties of Cabot contained in this Agreement which are qualified by materiality (not including those that are qualified by the term Cabot Material Adverse Effect), shall not be true and correct, except where the failure of any such representation or warranty to be so true and correct, together with all other representations and warranties qualified by materiality (not including those that are qualified by the term Cabot Material Adverse Effect) which are not true and correct, would not constitute a Cabot Material Adverse Effect; and (iii) the representations and warranties of Cabot contained in this Agreement which are not qualified by materiality or the term Cabot Material Adverse Effect shall not be true and correct in all material respects, in each of the foregoing cases, as of the date of determination or the date hereof (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date); or

         (f) Cabot shall have breached or failed to perform or comply with, in all material respects, each of its covenants and agreements contained in the Merger Agreement required to be performed at or prior to the date of determination; or

         (g) the Cabot Board of Trustees (i) shall have withdrawn or modified in a manner adverse to Rooster Acquisition Corp. (including by amendment of the Schedule 14D-9) any of its approvals or recommendations set forth in Section 1.2(a), including as to the Offer, the Merger or this Agreement, (ii) recommended or approved any Competing Transaction or Superior Competing Transaction or (iii) shall have publicly proposed or resolved to do any of the foregoing; or

         (h) the Rights shall have become exercisable; or

         (i) Cabot shall have failed to deliver a bring-down letter, dated the date of the consummation of the Offer, to the REIT Tax Opinion of Mayer, Brown & Platt; or

         (j) CalWest shall have failed to receive an officer's certificate executed by Cabot's Chief Executive Officer and Chief Financial Officer on behalf of Cabot, dated the date of consummation of the Offer, to the effect that none of the events or conditions set forth in paragraphs (d), (e), (f), (g) and
(h) have occurred; or

         (k) the failure by CalWest's lender(s) to fund the bridge loan commitment (the "Bridge Loan Commitment") provided by such lenders(s) to finance
                ------------------------
the purchase by CalWest or Rooster Acquisition Corp. of the Cabot Common Shares pursuant to the Commitment Letter, dated as of October 28, 2001, with Goldman Sachs Mortgage Company (the "Commitment Letter"), dated as of the date hereof,
                            -------------------
as a result of the occurrence of a Material Adverse Change (as such term is defined in the section of the Commitment Letter designated "Material Adverse Change" (the "Commitment Letter MAE Section"); provided that if after compliance
             -------------------------------   --------
with Section 1.1(d) of the Agreement, CalWest shall have obtained other financing for the Offer and the Merger on terms substantially similar and at least as favorable as the terms of the Commitment Letter and such other financing is available and funded at the time of the consummation of the Offer, then the event specified in this clause (k) shall be deemed to have been cured;

which, in the reasonable discretion of CalWest, in any such case, and regardless of the circumstances (including any action or inaction by CalWest) giving rise to such condition, makes it inadvisable to proceed with the Offer or the acceptance for payment of or payment for the Cabot Common Shares (tendered and not withdrawn pursuant to the Offer).

         The foregoing conditions are for the sole benefit of Rooster Acquisition Corp. and may (subject to the terms of the Merger Agreement) be asserted or waived by Rooster Acquisition Corp., in whole or in part, at any time and from time to time, in the sole discretion of Rooster Acquisition Corp., as the case may be. The failure by Rooster Acquisition Corp. at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

         The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex I is annexed.

                          Content of Omitted Schedules:
                          -----------------------------

The filing persons agree to furnish supplementally a copy of any omitted schedule to the Commission upon request.

Section 4.1(a)                      Jurisdiction and Qualifications
Section 4.1(b)(i)                   Jurisdiction and Qualifications of Cabot Subsidiaries and
                                    Equity Owners and Equity Interest in Cabot Subsidiaries
Section 4.1(b)(ii)                  Cabot Other Interests
Section 4.1(c)(i)(D)                Options, DEUs and Other Convertible Securities
Section 4.1(c)(i)(E)                Declared and Unpaid Distributions and Dividends
Section 4.1(c)(ii)(B)               Cabot OP Partners
Section 4.1(c)(iii)(A)              Voting Arrangements and Agreements
Section 4.1(c)(iii)(B)              Registration Rights Agreements
Section 4.1(c)(iii)(C)              Cabot Subsidiary Securities
Section 4.1(d)(ii)                  Triggered Loans
Section 4.1(d)(iii)                 Government Permits and Consents
Section 4.1(e)(i)                   Cabot SEC Documents
Section 4.1(e)(iii)                 Interim Financial Statements
Section 4.1(f)                      Operations Since September 30, 2001
Section 4.1(g)(i)                   Undisclosed Material Liabilities
Section 4.1(g)(ii)                  Indebtedness
Section 4.1(j)                      Litigation
Section 4.1(k)(ii)                  Section 1221(a)(1) Properties
Section 4.1(k)(v)                   Audits
Section 4.1(k)(vi)                  Tax Allocation or Sharing Agreements
Section 4.1(k)(viii)                Payments not Deductible Under Section 280G of the Code
Section 4.1(k)(ix)                  Material Tax Elections Not Reflected in Tax Returns
Section 4.1(l)(i)                   Employee Pension Benefit Plans Without a Favorable Determination Letter
Section 4.1(l)(ii)                  Cabot Sponsored Multi-Employer Plans
Section 4.1(l)(iv)                  Cabot Employee Benefit Plans
Section 4.1(l)(v)                   Cabot Employee Benefit Plan Breaches
Section 4.1(l)(vii)                 Increased or Accelerated Benefits
Section 4.1(l)(viii)                Consulting Arrangements
Section 4.1(l)(x)                   Cabot or Cabot Subsidiaries Securities Held by Cabot
                                    Employee Benefit Plans
Section 4.1(l)(xi)                  Continuing Coverage
Section 4.1(l)(xii)                 Section 162(m) Liabilities
Section 4.1(l)(xiii)                Employee Benefit Plan Regulation
Section 4.1(l)(xv)                  Payments Under Senior Executive Employment Contracts
Section 4.1(m)(i)                   Collective Bargaining Agreements
Section 4.1(m)(vii)                 Employment Law Matters
Section 4.1(n)                      Intangible Property
Section 4.1(o)                      Environmental
Section 4.1(p)(i)                   Liens and Encumbrances
Section 4.1(p)(ii)                  Title Insurance
Section 4.1(p)(iii)                 Development Properties
Section 4.1(p)(iv)                  Government Permits/Violations
Section 4.1(p)(v)                   Condemnation/Zoning
Section 4.1(p)(vi)                  Material Defaults
Section 4.1(p)(vii)                 Material Leases not on Rent Roll
Section 4.1(p)(viii)                Purchase Options
Section 4.1(p)(ix)                  Unfunded Tenant Improvements, Leasing Commissions, Capital Expenditures
Section 4.1(p)(x)                   Agreements Restricting Transfer
Section 4.1(p)(xi)                  Personal Property
Section 4.1(q)                      Summary of Insurance Coverages
Section 4.1(t)                      Broker's Fees
Section 4.1(u)(i)                   Material Contracts
Section 4.1(u)(ii)                  Mortgages
Section 4.1(u)(iii)                 Confidentiality and Non-Competition Agreements
Section 4.1(u)(iv)                  Indemnification Agreements
Section 4.1(u)(v)                   Prepayment Penalties/Maintained Indebtedness
Section 4.1(u)(vi)                  Third-Party Managers
Section 4.1(u)(vii)                 Management Agreements
Section 4.1(u)(viii)                Real Estate Contracts
Section 4.1(u)(ix)                  Indemnification
Section 4.1(u)(x)                   Tax Protection Agreements
Section 4.1(x)                      Related Party Transactions
Section 5.1(b)(v)                   Continuing Operations (Commitments, 1031 Transactions, Indebtedness)
Section 5.1(b)(viii)                Continuing Operations (Debt Guarantees)
Section 5.1(b)(xi)                  Continuing Operations (Employment Matters)
Section 5.1(b)(xxiv)                Continuing Operations (Change in Ownership)